                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2004

                                      AMONG

                              COMSYS SERVICES LLC,

                        VENTURI TECHNOLOGY PARTNERS, LLC,

                            COMSYS IT PARTNERS, INC.,

                                   PFI CORP.,

                  COMSYS INFORMATION TECHNOLOGY SERVICES, INC.,

                              COMSYS HOLDING, INC.,

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
    AS ADMINISTRATIVE AGENT, AS A LENDER AND AS SOLE BOOKRUNNER AND SOLE LEAD
                                    ARRANGER

                                ING CAPITAL LLC,

                     AS DOCUMENTATION AGENT AND AS A LENDER,

                          GMAC COMMERCIAL FINANCE LLC,

                      AS SYNDICATION AGENT AND AS A LENDER,

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                              [MERRILL LYNCH LOGO]

ARTICLE I        DEFINITIONS........................................................................     2
   Section 1.1   Certain Defined Terms..............................................................     2
   Section 1.2   Accounting Terms and Determinations................................................    25
   Section 1.3   Other Definitional Provisions......................................................    25

ARTICLE II       LOANS AND LETTERS OF CREDIT........................................................    26
   Section 2.1   Term Loan..........................................................................    26
   Section 2.2   Revolving Loans....................................................................    28
   Section 2.3   Interest, Interest Calculations and Certain Fees...................................    30
   Section 2.4   Notes..............................................................................    34
   Section 2.5   Letters of Credit and Letter of Credit Fees........................................    34
   Section 2.6   General Provisions Regarding Payment; Loan Account.................................    37
   Section 2.7   Maximum Interest...................................................................    37
   Section 2.8   Taxes..............................................................................    38
   Section 2.9   Appointment of the Funds Administrator.............................................    39

ARTICLE III      REPRESENTATION AND WARRANTIES......................................................    41
   Section 3.1   Existence and Power................................................................    41
   Section 3.2   Organization and Governmental Authorization; No Contravention......................    41
   Section 3.3   Binding Effect.....................................................................    41
   Section 3.4   Capitalization.....................................................................    42
   Section 3.5   Financial Information..............................................................    42
   Section 3.6   Litigation.........................................................................    44
   Section 3.7   Ownership of Property..............................................................    44
   Section 3.8   No Default.........................................................................    44
   Section 3.9   Labor Matters......................................................................    44
   Section 3.10  Regulated Entities.................................................................    44
   Section 3.11  Margin Regulations.................................................................    45
   Section 3.12  Compliance With Laws...............................................................    45
   Section 3.13  Taxes..............................................................................    45
   Section 3.14  Compliance with ERISA..............................................................    45
   Section 3.15  Brokers............................................................................    46
   Section 3.16  Related Transactions...............................................................    46
   Section 3.17  Employment, Equityholders and Subscription Agreements..............................    46
   Section 3.18  Compliance with Environmental Requirements; No Hazardous Materials.................    47
   Section 3.19  Intellectual Property..............................................................    48
   Section 3.20  Real Property Interests............................................................    48
   Section 3.21  Solvency...........................................................................    48
   Section 3.22  Full Disclosure....................................................................    48
   Section 3.23  Representations and Warranties Incorporated from Other Operative Documents.........    49

ARTICLE IV       AFFIRMATIVE COVENANTS..............................................................    49
   Section 4.1   Financial Statements and Other Reports.............................................    49
   Section 4.2   Payment and Performance of Obligations.............................................    53

   Section 4.3   Conduct of Business and Maintenance of Existence...................................    53
   Section 4.4   Maintenance of Property; Insurance.................................................    54
   Section 4.5   Compliance with Laws...............................................................    55
   Section 4.6   Inspection of Property, Books and Records..........................................    55
   Section 4.7   Use of Proceeds....................................................................    55
   Section 4.8   Lenders' Meetings..................................................................    56
   Section 4.9   COMSYS Limited.....................................................................    56
   Section 4.10  Real Estate........................................................................    56
   Section 4.11  Intentionally Omitted..............................................................    56
   Section 4.12  Further Assurances.................................................................    56

ARTICLE V        NEGATIVE COVENANTS.................................................................    57
   Section 5.1   Debt...............................................................................    57
   Section 5.2   Liens..............................................................................    58
   Section 5.3   Contingent Obligations.............................................................    59
   Section 5.4   Restricted Distributions...........................................................    60
   Section 5.5   Restrictive Agreements.............................................................    61
   Section 5.6   Payments and Modifications of Second Lien Debt.....................................    61
   Section 5.7   Consolidations, Mergers and Sales of Assets........................................    62
   Section 5.8   Purchase of Assets, Investments....................................................    62
   Section 5.9   Transactions with Affiliates.......................................................    63
   Section 5.10  Modification of Organizational Documents...........................................    64
   Section 5.11  Fiscal Year........................................................................    64
   Section 5.12  Conduct of Business................................................................    64
   Section 5.13  Investor Fees......................................................................    64
   Section 5.14  Lease Payments.....................................................................    64
   Section 5.15  Bank Accounts......................................................................    64

ARTICLE VI       ACCOUNTS REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................    65
   Section 6.1   Accounts and Account Collections...................................................    65

ARTICLE VII      FINANCIAL COVENANTS................................................................    68
   Section 7.1   Minimum EBITDA.....................................................................    68
   Section 7.2   Fixed Charge Coverage Ratio........................................................    68
   Section 7.3   Total Debt to EBITDA Ratio.........................................................    68
   Section 7.4   Minimum Revolving Loan Borrowing Availability......................................    69

ARTICLE VIII     CONDITIONS.........................................................................    69
   Section 8.1   Conditions to Closing..............................................................    69
   Section 8.2   Conditions to Each Loan and Support Agreement......................................    71

ARTICLE IX       EVENTS OF DEFAULT..................................................................    71
   Section 9.1   Events of Default..................................................................    71
   Section 9.2   Acceleration and Suspension or Termination of Revolving Loan Commitment............    74
   Section 9.3   Cash Collateral....................................................................    75

   Section 9.4   Default Rate of Interest and Suspension of LIBOR Rate Options......................    75
   Section 9.5   Setoff Rights......................................................................    75
   Section 9.6   Application of Proceeds............................................................    75

ARTICLE X        EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM....................................    76
   Section 10.1  Expenses...........................................................................    76
   Section 10.2  Indemnity..........................................................................    76
   Section 10.3  Taxes..............................................................................    77
   Section 10.4  Right to Perform...................................................................    77

ARTICLE XI       AGENT..............................................................................    78
   Section 11.1  Appointment and Authorization......................................................    78
   Section 11.2  Agent and Affiliates...............................................................    78
   Section 11.3  Action by Agent....................................................................    78
   Section 11.4  Consultation with Experts..........................................................    78
   Section 11.5  Liability of Agent.................................................................    79
   Section 11.6  Indemnification....................................................................    79
   Section 11.7  Right to Request and Act on Instructions...........................................    79
   Section 11.8  Credit Decision....................................................................    80
   Section 11.9  Collateral Matters.................................................................    80
   Section 11.10 Agency for Perfection..............................................................    80
   Section 11.11 Notice of Default..................................................................    81
   Section 11.12 Successor Agent....................................................................    81
   Section 11.13 Disbursements of Revolving Loans; Payment..........................................    81
   Section 11.14 Additional Titled Agents...........................................................    84

ARTICLE XII      MISCELLANEOUS......................................................................    84
   Section 12.1  Survival...........................................................................    84
   Section 12.2  No Waivers.........................................................................    84
   Section 12.3  Notices............................................................................    84
   Section 12.4  Severability.......................................................................    85
   Section 12.5  Amendments and Waivers.............................................................    85
   Section 12.6  Assignments; Participations........................................................    85
   Section 12.7  Headings...........................................................................    87
   Section 12.8  Confidentiality....................................................................    87
   Section 12.9  GOVERNING LAW; SUBMISSION TO JURISDICTION..........................................    88
   Section 12.10 WAIVER OF JURY TRIAL...............................................................    88
   Section 12.11 Publication; Advertisement.........................................................    88
   Section 12.12 Counterparts; Integration..........................................................    89

ARTICLE XIII     LIABILITY OF THE BORROWERS.........................................................    89
   Section 13.1  Joint and Several Liability........................................................    89
   Section 13.2  Waivers by the Borrowers...........................................................    89
   Section 13.3  Benefit............................................................................    90
   Section 13.4  Waiver of Subrogation, Etc.........................................................    90
   Section 13.5  Election of Remedies...............................................................    90
   Section 13.6  Limitation.........................................................................    91

   Section 13.7  Contribution with Respect to Obligations...........................................    91
   Section 13.8  Liability Cumulative...............................................................    92

ANNEX AND EXHIBITS

ANNEXES

Annex A   -   Commitment Annex
Annex B   -   Closing Checklist
Annex C   -   Existing Letters of Credit
Annex D   -   Existing Debt

EXHIBITS

Exhibit A   -   Assignment Agreement
Exhibit B   -   Excess Cash Flow Certificate
Exhibit C   -   Compliance Certificate
Exhibit D   -   Borrowing Base Certificate
Exhibit E   -   Notice of Borrowing
Exhibit F   -   Form of Reconciliation Report
Exhibit G   -   Restructuring Reserve Certificate

                                CREDIT AGREEMENT

      CREDIT AGREEMENT dated as of September 30, 2004 among COMSYS SERVICES LLC, a Delaware limited liability company ("COMSYS SERVICES"), VENTURI TECHNOLOGY PARTNERS, LLC, a North Carolina limited liability company ("VTP"), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation ("COMSYS IT"; COMSYS Services, VTP and COMSYS IT are referred to herein each individually as a "BORROWER" and collectively as the "BORROWERS"), COMSYS IT PARTNERS, INC., a Delaware corporation ("HOLDINGS"), PFI CORP., a Delaware corporation ("PFI HOLDINGS"), COMSYS HOLDING, INC., a Delaware corporation ("COMSYS HOLDINGS"), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the "FUNDS ADMINISTRATOR"), the financial institutions from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as administrative agent (the "AGENT"), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as documentation agent (the "DOCUMENTATION AGENT") and as a Lender, and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the "SYNDICATION AGENT") and as a Lender.

                                    RECITALS:

      WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of July 19, 2004 (the "MERGER AGREEMENT") among Holdings, VTP, Inc., a Delaware corporation ("MERGER CO."), VTP, COMSYS Holdings, COMSYS IT and the shareholders of Holdings party thereto, Merger Co. has merged with and into COMSYS Holdings, with COMSYS Holdings as the surviving entity (the "MERGER");

      WHEREAS, the Borrowers desire that Lenders extend certain term credit and working capital facilities to the Borrowers to (i) provide funds necessary in connection with the Venturi Staffing Sale, (ii) provide funds necessary to refinance existing indebtedness of the Borrowers and their Affiliates, (iii) pay fees and expenses related to this Agreement and the other Operative Documents and (iv) provide working capital financing for the Borrowers; and

      WHEREAS, each Borrower desires to secure all of its Obligations under the Financing Documents by granting to Agent, for the benefit of Agent and Lenders, a first priority security interest in and lien upon substantially all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Domestic Subsidiary and, to the extent provided herein, each Foreign Subsidiary; and

      WHEREAS, Holdings, as the direct owner of all of the issued and outstanding capital stock of PFI Holdings and COMSYS Holdings, and the indirect owner of all of the issued and outstanding capital stock or membership interests, as the case may be, in each Borrower, is willing to guarantee all of the Obligations of the Borrowers to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a first priority security interest in and lien upon substantially all of its personal and real property, including, without limitation, all of the outstanding capital stock or other equity securities, as applicable, of each

Domestic Subsidiary (including, without limitation, all of the outstanding capital stock of COMSYS Holdings and PFI Holdings) and, to the extent provided herein, each Foreign Subsidiary; and

      WHEREAS, COMSYS Holdings, as the direct owner of all of the issued and outstanding membership interests of COMSYS IT, is willing to guarantee all of the Obligations of the Borrowers to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a first priority security interest in and lien upon substantially all of its personal and real property, including, without limitation, all of the outstanding capital stock or other equity securities, as applicable, of each Domestic Subsidiary (including, without limitation, all of the capital stock of COMSYS IT) and, to the extent provided herein, each Foreign Subsidiary;

      WHEREAS, PFI Holdings, as the direct owner of all of the issued and outstanding membership interests of VTP, is willing to guarantee all of the Obligations of the Borrowers to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a first priority security interest in and lien upon substantially all of its personal and real property, including, without limitation, all of the outstanding capital stock or other equity securities, as applicable, of each Domestic Subsidiary (including, without limitation, all of the outstanding membership interests of VTP) and, to the extent provided herein, each Foreign Subsidiary;

      WHEREAS, each other Domestic Subsidiary of Holdings, other than the Borrowers, is willing to guaranty all of the Obligations of the Borrowers to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a first priority security interest in and lien upon substantially all of its personal and real property to the extent provided for herein;

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, Holdings, COMSYS Holdings, PFI Holdings, Lenders and Agent agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 CERTAIN DEFINED TERMS.

      The following terms have the following meanings:

      "ACCOUNT DEBTOR" means "account debtor," as defined in Article 9 of the UCC.

      "ACCOUNTS" means "accounts" (as defined in Article 9 of the UCC) of the Borrowers, including without limitation any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by any Borrower, to the respective customer.

      "ADJUSTED EBITDA" has the meaning as defined pursuant to the terms of the Compliance Certificate.

      "ADJUSTMENT DATE" means the first Business Day of each February, May, August and November of each year, commencing with the first Business day of May, 2005.

      "AFFILIATE" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, children, siblings and spouse of such individual. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGENT" means Merrill Lynch in its capacity as administrative agent for the Lenders hereunder, as such capacity is established and subject to the provisions of Article XI and the successors of Merrill Lynch in such capacity.

      "AGENT ADVANCES" has the meaning set forth in Section 2.2(a)(ii).

      "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "APPROVED FUND" means any (i) investment company, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

      "ASSET DISPOSITION" means any sale, lease, exclusive and irrevocable license granted other than in the ordinary course of business or other consensual disposition by any Credit Party of any asset, but excluding dispositions of Cash Equivalents.

      "ASSIGNEE" has the meaning set forth in Exhibit A to this Agreement.

      "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

      "BLOCKED ACCOUNT" has the meaning set forth in Section 6.1(d).

      "BORROWERS" has the meaning set forth in the Preamble to this Agreement.

      "BORROWERS' ACCOUNT" means the accounts specified in Section G of the Information Certificate into which Loans (other than Agent Advances, which shall be disbursed by Agent in a manner permitted by Section 2.2(a)(ii)) shall be made at the direction of the Funds

Administrator, or such other account as the Funds Administrator may specify by written notice to Agent.

      "BORROWING BASE" means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the sum of eighty-five percent (85%) (subject to adjustment as provided below) of Eligible Billed Accounts plus eighty-five percent (85%) (subject to adjustment as provided below) of Eligible Unbilled Accounts and minus (i) from the period commencing on the Closing Date through and including June 30, 2005, the Restructuring Reserve and (ii) any other Reserves then established by Agent. Agent may, from time to time, in the exercise of its Permitted Discretion reduce or increase any percentage amount set forth in the immediately preceding sentence (any such increase not to exceed the percentages established on the Closing Date). Agent shall provide the Funds Administrator with prior written notification of any change in the percentage amount pursuant to the preceding sentence together with a reasonably detailed description of the reason for such change.

      "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of the Funds Administrator, appropriately completed and substantially in the form of Exhibit D hereto.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

      "CAPITAL EXPENDITURES" has the meaning provided in the Compliance Certificate.

      "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

      "CASH EQUIVALENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc.,
(iii) demand deposits and time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one (1) year from the date of acquisition thereof by any Credit Party, or (v) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is reasonably satisfactory to Agent.

      "CLOSING CHECKLIST" means Annex B to this Agreement.

      "CLOSING DATE" means the date of this Agreement.

      "CODE" means the Internal Revenue Code of 1986.

      "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

      "COMMITMENT ANNEX" means Annex A to this Agreement.

      "COMMITMENT EXPIRY DATE" means the earliest to occur of (i) September 30, 2009 and (ii) ninety (90) days prior to the Junior Lien Maturity Date (as defined in the Second Lien Credit Agreement).

      "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Holdings, appropriately completed and substantially in the form of Exhibit C hereto.

      "COMSYS CREDIT PARTIES" means COMSYS Holdings, COMSYS IT and COMSYS Services.

      "COMSYS HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

      "COMSYS IT" has the meaning set forth in the Preamble to this Agreement.

      "COMSYS LIMITED" means COMSYS VMS Limited, a company formed under the laws of England and Wales.

      "COMSYS SERVICES" has the meaning set forth in the Preamble to this Agreement.

      "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Holdings in its consolidated financial statements if such statements were prepared as of such date.

      "CONTINGENT OBLIGATIONS" means, with respect to any Person, any direct or indirect liability of such Person: (i) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of such Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for any obligation of another Person pursuant to any agreement to purchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person.

The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed determinable amount, the maximum amount so guaranteed or otherwise supported.

      "CONTROLLED GROUP" means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with the Credit Parties, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

      "CREDIT EXPOSURE" means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the written assertion of a claim with respect thereto.

      "CREDIT PARTY" means Holdings, COMSYS Holdings, PFI Holdings, each Borrower and each of their respective Subsidiaries.

      "DEBT" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and payable in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption on a date which is prior to the Commitment Expiry Date at the option of the holder thereof, other than repurchases and redemptions (a) as a result of a change of control with respect to such Person or a sale of all or substantially all of the assets of such Person or (b) as a result of a "Fundamental Change" or a "Change in Ownership" (in each case, as defined in the Holdings Certificate of Designations), (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) "earnouts" and similar payment obligations (provided, that, for purposes of determining compliance by the Credit Parties with the respective financial covenants set forth in Article VII, the amount at any time of any "earnout" or similar payment obligation shall be determined in accordance with
GAAP)(and, in any event, shall not exceed the amount, if any, thereof which is actually earned but remains unpaid at such time) and (ix) all Debt of others Guaranteed by such Person.

      "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

      "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of any Credit Party.

      "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any Credit Party or any Subsidiary of any Credit Party maintaining a Deposit Account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by such Borrower or such Credit Party (as applicable), and (y) such bank shall agree that it shall have no Lien on, or right of setoff against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items reasonably and expressly consented to by Agent, and containing such other terms and conditions as Agent may reasonably require, including as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Blocked Account.

      "DOMESTIC SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is incorporated or otherwise organized under the laws of a State of the United States of America.

      "DOMESTIC WHOLLY-OWNED SUBSIDIARY" means any Domestic Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of equity securities, at the time as of which any determination is being made, is owned, beneficially and of record, by any Borrower, or by one or more of the other Domestic Wholly-Owned Subsidiaries, or both.

      "EBITDA" has the meaning as defined pursuant to the terms of the Compliance Certificate.

      "ELIGIBLE ASSIGNEE" means (i) a Lender, (ii) an Affiliate of a Lender,
(iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (a) Agent and (b) unless an Event of Default has occurred and is continuing, the Funds Administrator (each such approval not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by the Funds Administrator within five (5) Business Days of request therefor); provided that notwithstanding the foregoing, (x) "Eligible Assignee" shall not include a Borrower or any Affiliates or Subsidiaries of any Borrower and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of the Revolving Loan Commitment, or has been approved as an Eligible Assignee by Agent.

      "ELIGIBLE BILLED ACCOUNTS" has the meaning provided in the Borrowing Base Certificate; provided, that Agent may, from time to time, change the criteria for Eligible Billed Accounts set forth in the Borrowing Base Certificate, in the exercise of its Permitted Discretion. In furtherance of and not in limitation of the foregoing, Agent may change the criteria for Eligible Billed Accounts based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which materially adversely affects or, in the Permitted Discretion of Agent, could reasonably be expected to materially adversely affect the Accounts as determined by Agent in the exercise of its Permitted Discretion. Agent shall provide the Funds Administrator with prior written notification of any change in the criteria for Eligible Billed Accounts pursuant to the preceding sentence together with a reasonably detailed description of the reason for such change. For purposes of this Agreement, the net amount of Eligible Billed Accounts at any time shall be the face amount of such Eligible Billed Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts which are not Eligible Billed Accounts shall nevertheless be part of the Collateral.

      "ELIGIBLE SWAP COUNTERPARTY" means Agent, any Affiliate of Agent, any Lender and/or any Affiliate of any Lender that (i) from time to time enters into a Swap Contract with any Borrower or any Subsidiary and (ii) in the case of a Lender or an Affiliate of a Lender other than Agent, is expressly identified by Agent, in its reasonable discretion, as an Eligible Swap Counterparty. Without limitation of Agent's discretion to identify a Lender or Affiliate of a Lender as an Eligible Swap Counterparty, no Lender or Affiliate of any Lender shall be designated an Eligible Swap Counterparty unless such Person maintains reporting systems reasonably acceptable to Agent with respect to Swap Contract exposure.

      "ELIGIBLE UNBILLED ACCOUNTS" has the meaning provided in the Borrowing Base Certificate; provided, that Agent may change the criteria for Eligible Unbilled Accounts set forth in the Borrowing Base Certificate, from time to time, in the exercise of its Permitted Discretion. In furtherance of and not in limitation of the foregoing, Agent may change the criteria for Eligible Billed Accounts based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which materially adversely affects or, in the Permitted Discretion of Agent, could reasonably be expected to materially adversely affect the Accounts as determined by Agent in the exercise of its Permitted Discretion. Agent shall provide the Funds Administrator with prior written notification of any change in the criteria for Eligible Unbilled Accounts pursuant to the preceding sentence together with a reasonably detailed description of the reason for such change. For purposes of this Agreement, the net amount of Eligible Unbilled Accounts at any time shall be the face amount of such Eligible Unbilled Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts which are not Eligible Unbilled Accounts shall nevertheless be part of the Collateral.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of Hazardous Materials into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or the clean-up or other remediation thereof.

      "EQUIPMENT" means, collectively, "equipment" and "fixtures" (as each term is defined in Article 9 of the UCC) of the Credit Parties and their respective Subsidiaries.

      "EQUITY DOCUMENTS" means the Holdings Certificate of Designations and the Holdings Charter.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA PLAN" means any "employee benefit plan," as such term is defined in
Section 3(3) of ERISA (other than a Multiemployer Pension Plan), which any Credit Party maintains, sponsors or contributes to, or, which is subject to
Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

      "EXCESS CASH FLOW" has the meaning provided in the Excess Cash Flow Certificate.

      "EXCESS CASH FLOW CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Holdings, appropriately completed and substantially in the form of Exhibit B hereto.

      "EXISTING DEBT" means all Debt set forth in Annex D attached hereto to be repaid in full in cash on the Closing Date.

      "EXISTING LETTERS OF CREDIT" means letters of credit outstanding on the Closing Date issued under that certain Credit Agreement dated as of August 18, 2004 by and among COMSYS Services, as the borrower, the other "Credit Parties", the "Agent" and the "Lenders" (in each case, as defined therein) and listed on Annex C.

      "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as reasonably determined by Agent.

      "FEE LETTER" means that certain letter agreement dated as of the Closing Date between the Borrowers and the Agent.

      "FINANCING DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Information Certificate, the Fee Letter, the Second Lien Intercreditor Agreement, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

      "FISCAL YEAR" means a fiscal year of Holdings and its Subsidiaries, ending on the last Sunday prior to, or the first Sunday immediately after, December 31 of each calendar year.

      "FIXED CHARGE COVERAGE RATIO" has the meaning provided in the Compliance Certificate.

      "FOREIGN SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary of such Person.

      "FUNDS ADMINISTRATOR" has the meaning set forth in the Preamble to this Agreement.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "HAZARDOUS MATERIALS" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under law.

      "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

      "HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

      "HOLDINGS CERTIFICATE OF DESIGNATIONS" means that certain Certificate of Designation of Preferences and Rights of Series A-1 Preferred Stock of Venturi Partners, Inc. filed with and certified by the Secretary of State of Delaware on September 30, 2004.

      "HOLDINGS CHARTER" means that certain Amended and Restated Certificate of Incorporation of Venturi Partners, Inc., as in effect on the Closing Date.

      "HOLDINGS LOANS" means intercompany loans made by a Borrower to Holdings, PFI Holdings and/or COMSYS Holdings to the extent that, at the time such loan is made, a Restricted Distribution from a Borrower to Holdings, PFI Holdings and/or COMSYS Holdings, as the case may be, would be permitted pursuant to Section 5.4 and provided that (i) the proceeds of such loans are used for the purposes set forth in Section 5.4, (ii) at the request of the Agent, such loans are evidenced by promissory notes, the sole originally executed copy of which shall be pledged to the Agent, for the benefit of the Agent and the Lenders, as security for the Obligations and (iii) such Holdings Loans shall be treated as a Restricted Distribution for purposes of this Agreement, including determining compliance with Section 5.4 and Section 7.2.

      "INDEMNITEES" has the meaning set forth in Section 10.2.

      "INFORMATION CERTIFICATE" means that certain Information Certificate of even date herewith executed by each Credit Party and delivered to Agent.

      "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

      "INTEREST PERIOD" means, as to any LIBOR Loan, (i) during the Primary Syndication Period, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date two (2) weeks thereafter and (ii) thereafter, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, or, if available to all Lenders, ending on the date nine (9) or twelve (12) months thereafter, as selected by the Funds Administrator pursuant to Section 2.3(f); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) the Funds Administrator may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date; and (d) the Borrowers may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of such Term Loan having Interest Periods ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment.

      "INVENTORY" means "inventory" (as defined in Article 9 of the UCC) of the Credit Parties.

      "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

      "LC ISSUER" means a bank or trust company acceptable to Merrill Lynch, as issuer of one or more Letters of Credit outstanding at any time.

      "LENDER" means each of (i) Merrill Lynch, (ii) each other financial institution party hereto, (iii) each other Eligible Assignee that becomes a holder of a Note pursuant to Section 12.6, (iv) Agent, to the extent of any Agent Advances and other Revolving Loans made by Agent which have not been settled among the Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, subject to Section 12.6(a)(ii), and "Lenders" means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "Lender" shall include Eligible Swap Counterparties.

      "LETTER OF CREDIT" means a standby letter of credit issued for the account of any Borrower by an LC Issuer which expires by its terms within one (1) year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

      "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (i) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), to the extent subject to a Support Agreement plus (ii) the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under such Letters of Credit, to the extent subject to a Support Agreement.

      "LIBOR" means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the difference of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a reasonable replacement index or replacement page, as the case may be.

      "LIBOR LOANS" means any Loans which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

      "LIBOR MARGIN" means (i) with respect to the Revolving Loans and other Obligations (other than the Term Loan), (a) as of the Closing Date, 2.50% per annum, and (b) thereafter, as of each Adjustment Date, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the ratio of (x) Total Debt on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date to (y) Adjusted EBITDA for the twelve (12) month period ending on the last day of such fiscal quarter; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the LIBOR Margin shall occur on such Adjustment Date and (ii) with respect to the Term Loan, 3.00% per annum.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, a Credit Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "LOAN ACCOUNT" has the meaning set forth in Section 2.6(b).

      "LOANS" means the Term Loan and the Revolving Loans, or any combination of the foregoing, as the context may require.

      "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds consisting of cash, checks or other cash equivalent financial instruments (including Cash Equivalents) received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation consisting of cash, checks or other cash equivalent financial instruments (including Cash Equivalents) with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation), in each case, net of all fees, costs and expenses incurred in connection with obtaining such proceeds, awards or other compensation.

      "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

      "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business or properties of the Credit Parties taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its material obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral.

      "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 2.7(b).

      "MERGER" has the meaning set forth in the Recitals to this Agreement.

      "MERGER AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

      "MERGER DOCUMENTS" means the Merger Agreement, the Certificate of Merger certified by the Secretary of State of the State of Delaware and all documents, agreements and instruments executed in connection therewith.

      "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

      "MULTIEMPLOYER PENSION PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability.

      "NET BORROWING AVAILABILITY" has the meaning provided in the Borrowing Base Certificate.

      "NET CASH PROCEEDS" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses incurred by such Person in connection therewith and (ii) in the case of an Asset Disposition, (a) the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition, (b) any taxes paid or payable by such Person in respect of such Asset Disposition and (c) any reserves for purchase price adjustments and reserves against retained liabilities required to be maintained in accordance with the documentation governing such Asset Disposition and/or in accordance with GAAP.

      "NOTES" means the Term Notes and the Revolving Loan Notes, or any combination of the foregoing, as the context may require.

      "NOTICE OF BORROWING" means a written notice of a Responsible Officer of the Funds Administrator, appropriately completed and substantially in the form of Exhibit E hereto.

      "NOTICE OF LC CREDIT EVENT" means a written notice from a Responsible Officer to Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the proposed terms of such Letter of Credit, including the face amount; and (iv) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Support Agreements and all Swap Contracts entered into with any Eligible Swap Counterparty.

      "OPERATIVE DOCUMENTS" means the Financing Documents, the Merger Documents, the Venturi Staffing Purchase Agreement, the Equity Documents and the Second Lien Debt Documents.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

      "PARTICIPANT" has the meaning set forth in Section 12.6(b).

      "PAYMENT ACCOUNT" means the account specified in Section G of the Information Certificate into which all payments by or on behalf of the Borrowers to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to the Funds Administrator.

      "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

      "PENSION PLAN" means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

      "PERMITTED ACQUISITION" means an acquisition by a Borrower of a Target consummated at any time after June 30, 2005, which satisfies all of the following conditions:

      (1) The Agent shall receive not less than fifteen (15) Business Days' prior written notice of such acquisition, which notice shall include a reasonably detailed description of the proposed terms of such acquisition and identify the anticipated closing date thereof;

      (2) such acquisition shall be structured as (i) an asset acquisition by a Borrower or a Domestic Wholly-Owned Subsidiary of a Borrower, (ii) a merger of the applicable Target with and into a Borrower or a Domestic Wholly-Owned Subsidiary of a Borrower, with such Borrower or such Subsidiary, as the case may be, as the surviving corporation in such merger, (iii) a merger of a Wholly-Owned Subsidiary of a Borrower with and into the applicable Target with the applicable Target as the surviving corporation in such merger and as a Domestic

Wholly-Owned Subsidiary of a Borrower, or (iv) a purchase of one hundred percent (100%) of the Stock of the applicable Target, which is a domestic entity, by a Borrower or a Domestic Wholly-Owned Subsidiary of a Borrower;

      (3) The Agent shall receive, not less than ten (10) Business Days' prior to the consummation of such acquisition, a due diligence package, reasonably satisfactory to it, which package shall include, without limitation, the following with regard to the acquisition of any Target:

            (a) pro forma financial projections for the Borrowers and their respective Subsidiaries for the current and next two Fiscal Years;

            (b) in the event Accounts of the applicable Target will be included in the Borrowing Base, a field exam with respect to such Target;

            (c) historical financial statements of the applicable Target for the three (3) fiscal years prior to such acquisition (or, if such Target has not been in existence for three (3) years, for each year such Target has existed or if such historical financial statements do not exist, then such historical financial statements as are available);

            (d)   a general description of the applicable Target's business;

            (e)   pending material litigation involving the applicable Target;

            (f) description of the proposed method of financing the acquisition, including sources and uses;

            (g) locations of all personal and real property of the applicable Target, including the location of its chief executive office;

            (h) a description of, and if requested by the Agent, copies of all material agreements binding upon the applicable Target or any of its real property;

            (i) any other material due diligence information with respect to such acquisition reasonably required by the Agent;

            (j) if obtained in connection with the acquisition, Phase I Environmental Reports and related information regarding any property owned, leased or otherwise used by the applicable Target; and

            (k) a financial due diligence report from a big four or other nationally recognized accounting firm reasonably acceptable to the Agent with respect to any Target whose Relative Contribution, as of the closing date of such acquisition, would equal or exceed 20%. "Relative Contribution" means, with respect to any Target, an amount (expressed as a percentage) equal to: (x) Pro Forma EBITDA of such Target, divided by (y) Adjusted EBITDA of the Borrowers and their Subsidiaries plus Pro Forma EBITDA of such Target;

      (4) the Agent shall receive evidence reasonably satisfactory to it that the applicable Target has had a positive Pro Forma EBITDA for the immediately preceding four fiscal quarters;

      (5) evidence that (a) the applicable Target has in place, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in commercially reasonable amounts and (b) pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to the Agent, (i) the Agent has been named as lender's loss payee, for its benefit and the benefit of the Lenders, in the case of casualty insurance, and (ii) the Agent and each of the Lenders have been named as additional insureds in the case of all liability insurance;

      (6) the Agent, for the benefit of the Agent and Lenders, (a) is granted a first priority perfected Lien (subject only to Permitted Liens) on all real and personal property being acquired pursuant to such acquisition (and, in the case of an acquisition involving the purchase of any applicable Target's capital stock, all of such capital stock shall be pledged to the Agent for the benefit of the Agent and Lenders, and such Target shall guarantee the Obligations and grant to the Agent, for the benefit of the Agent and Lenders, a first priority perfected Lien (subject only to Permitted Liens) on such Person's assets) and
(b) will be provided such other documents and instruments as the Agent shall reasonably request to perfect or maintain the perfection of its Lien on all real and personal property of the applicable Target, as the case may be (including, without limitation, in the event any Target maintains Collateral at any leased locations or in any warehouse facility, the Borrowers shall use commercially reasonable efforts to obtain any landlord agreements and/or bailee waivers in form and substance reasonably acceptable to the Agent);

      (7) after giving effect to such acquisition and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, (a) no Default or Event of Default shall exist, (b) the Credit Parties shall be in compliance on a pro forma basis with the covenants set forth in Article VII recomputed for the most recently ended quarter of the Credit Parties for which information is available regarding the business being acquired, (c) the Credit Parties shall demonstrate to the Agent projected pro forma compliance with the covenants set forth in Article VII, for the twelve (12) month period immediately following the consummation of the proposed acquisition based on the combined operating results of the applicable Target and of the Credit Parties and their Subsidiaries for the twelve (12) month period ending on the last day of the month for which financial statements for the applicable Target and for the Credit Parties are available, and (d) if proceeds of Loans are being used to finance the acquisition, the Borrowers shall have Net Borrowing Availability of not less than $20,000,000;

      (8) all material consents necessary for such acquisition (including such consents as the Agent deems reasonably necessary) have been acquired and such acquisition shall have been approved by the applicable Target's board of directors or similar governing body;

      (9) the applicable Target must be engaged in substantially the same type of business as is currently conducted by the Borrowers;

      (10) the Credit Parties' computation of Pro Forma EBITDA shall comply with this Agreement;

      (11) subject to clause (6) above, as soon as practicable after the closing of such acquisition, and in any event within ten (10) Business Days after such closing, the Borrowers shall deliver copies of all documents executed in connection with such acquisition to the Agent; and

      (12) (a) with respect to acquisitions financed with the proceeds of Loans and/or with the proceeds of the issuance of stock of Holdings, the total consideration paid or payable (including without limitation, any deferred payment) for (i) any individual acquisition or group of related acquisitions shall not exceed $10,000,000 and (ii) all acquisitions consummated during the term of this Agreement shall not exceed $20,000,000 in the aggregate for all such acquisitions and (b) with respect to acquisitions in which the sole consideration for the consummation thereof is the issuance or exchange of common stock of Holdings for the assets or stock of the Target, as the case may be, the total consideration exchanged for (i) any individual acquisition or group of related acquisitions shall not exceed $5,000,000 and (ii) all acquisitions consummated during the term of this Agreement shall not exceed $15,000,000.

      An acquisition of a Target that does not otherwise satisfy all of the requirements in clauses (1) through (12) above shall constitute a "Permitted Acquisition" if consented to by the Agent and Required Lenders. In the event that prior to the consummation of such acquisition, the Borrowers obtain knowledge of any material change to any of the documents or information previously provided pursuant to clauses (3)(a) through (c), (3)(k), (4), (7) and
(10) above, the Borrowers shall promptly notify the Agent of such change.

      "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

      "PERMITTED DISCRETION" means the Agent's judgment exercised in good faith based upon its consideration of any reasonable factor which the Agent believes in good faith could adversely affect the value of any Collateral, including any Accounts of any Borrower, or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Billed Accounts or Eligible Unbilled Accounts, as well as any of the following: (i) the financial and business climate of any Borrower's industry, (ii) changes in collection history and dilution with respect to the Accounts of any Borrower, (iii) changes in any concentration of risk with respect to Accounts of any Borrower, and (iv) any other factors that change in any material respect the credit risk of lending to the Borrowers on the security of the Accounts and other property of the Borrowers.

      "PERMITTED LIENS" means Liens permitted pursuant to Section 5.2.

      "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

      "PFI HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

      "PRICING TABLE" means the following table:

                         REVOLVING LOANS AND
                              ALL OTHER
                         OBLIGATIONS (OTHER
                            THAN THE TERM
                                LOAN)
    TOTAL DEBT TO        -------------------
       ADJUSTED          PRIME
     EBITDA RATIO         RATE        LIBOR
---------------------    -----        -----
Greater than or equal
to 2.50 to 1.0           1.50%        2.50%
Less than 2.50 to 1.0    1.25%        2.25%

      For purposes of the Pricing Table, if the Funds Administrator, on behalf of the Borrowers, shall at any time fail to timely deliver a Compliance Certificate, then effective as of the tenth (10th) Business Day following the date on which such Compliance Certificate was due, each applicable Prime Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Prime Rate Margin and the highest applicable LIBOR Margin specified in the Pricing Table until the date of delivery of such Compliance Certificate.

      "PRIMARY SYNDICATION PERIOD" means a period commencing on the Closing Date and ending on the date the Agent notifies the Funds Administrator that it has completed the Primary Syndication of the Loans (which notice shall be delivered promptly after such Primary Syndication), which date shall in no event be later than ninety (90) days following the Closing Date.

      "PRIME RATE" means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

      "PRIME RATE LOANS" means Loans which accrue interest by reference to the Prime Rate, in accordance with the terms of this Agreement.

      "PRIME RATE MARGIN" means (i) with respect to the Revolving Loans and other Obligations (other than the Term Loan), (a) as of the Closing Date, 1.50% per annum, and (b) thereafter, as of each Adjustment Date, the Prime Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the Pricing Table corresponding to the ratio of (x) Total Debt on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date to (y) Adjusted EBITDA for the twelve (12) month period ending on the last day of such fiscal quarter; provided, that if an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Prime Rate Margin shall occur on such Adjustment Date and (ii) with respect to the Term Loan, 2.00% per annum.

      "PRO FORMA EBITDA" means (i) EBITDA attributable to each Permitted Acquisition (with such pro forma adjustments as are reasonably acceptable to Agent based upon data presented to Agent to its reasonable satisfaction) consummated during the one (1) year period preceding the date of determination calculated solely for a number of months immediately preceding the consummation of the applicable Permitted Acquisition, which number equals twelve (12) minus the number of months following the consummation of the applicable Permitted Acquisition for which financial statements of Holdings and its Subsidiaries have been delivered to Agent pursuant to Section 4.1, and (ii) for purposes of determining compliance with the definition of "Permitted Acquisition," EBITDA of the Target of any proposed Permitted Acquisition (adjusted with such pro forma adjustments as are reasonably acceptable to Agent based upon data presented to Agent to its reasonable satisfaction) calculated for the twelve (12) months immediately preceding the consummation of the proposed Permitted Acquisition.

      "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

      "PRO RATA SHARE" means (i) with respect to a Lender's right to receive payments of principal and interest with respect to the Term Loan, the Term Loan Commitment Percentage of such Lender, (ii) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.3(b), and such Lender's obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender and (iii) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings), plus such Lender's then outstanding principal amount of the Term Loan by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings of all Lenders), plus the then outstanding principal amount of the Term Loan.

      "REAL PROPERTY" means real property of the Credit Parties or any of their respective Subsidiaries, together with all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

      "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of the Borrowers then outstanding to reimburse Merrill Lynch for payments made by Merrill Lynch under a Support Agreement.

      "REINVESTMENT RESERVE" has the meaning set forth in Section 2.1(c).

      "REQUIRED LENDERS" means at any time Lenders holding (i) fifty-one percent (51%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loan or (ii) if the Revolving Loan Commitment has been terminated, fifty-one percent (51%) or more of the sum of (x) the aggregate outstanding principal balance of the Loans plus (y) the aggregate amount of Reimbursement Obligations.

      "RESERVES" means such amounts as Agent may from time to time establish and revise, in each case in the exercise of its Permitted Discretion, reducing the amount of Revolving Loans and Support Agreements which would otherwise be available to the Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in the exercise of its Permitted Discretion, adversely affect, or could reasonably be expected to adversely affect, any of: (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Credit Party or (iii) the Liens and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, or (c) to reflect accrued and unpaid interest and fees hereunder. Agent shall provide the Funds Administrator with prior written notification of the establishment of any Reserves or the change in any Reserves in effect pursuant to the preceding sentence together with a reasonably detailed description of the reason for such change. To the extent Agent may, in accordance with any other terms hereof, revise the lending formula(s) used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Billed Accounts or Eligible Unbilled Accounts, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in its Permitted Discretion. Without limitation of the foregoing, Agent shall have the right to establish a Reserve for the amount by which the total dilution of Accounts exceeds five percent (5%), with dilution referring to all actual and potential offsets to an Account.

      "RESPONSIBLE OFFICER" means any of the Chief Executive Officer, Chief Financial Officer, Vice President of Finance or General Counsel of a Credit Party.

      "RESTRICTED ACCOUNT" means each bank account of the Credit Parties labeled as a "Restricted Account" on the Bank Account Schedule of the Information Certificate, as in effect on the Closing Date.

      "RESTRICTED DISTRIBUTION" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

      "RESTRUCTURING" means the integration and transition of the businesses of the Venturi Credit Parties with the COMSYS Credit Parties, which such Restructuring shall begin following the consummation of the Merger on the Closing Date.

      "RESTRUCTURING RESERVE" means a reserve against the Borrowing Base established for the payment of the costs, expenses and liabilities associated with the Restructuring relating to items described in the Restructuring Reserve Certificate, in an original aggregate amount of $22,900,000, as reduced from time to time on a dollar for dollar basis upon delivery to the Agent of a Restructuring Reserve Certificate setting forth any payments in cash by the Credit Parties of such costs, expenses and liabilities during such period.

      "RESTRUCTURING RESERVE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of the Funds Administrator, appropriately completed and substantially in the form of Exhibit G hereto.

      "REVOLVING LOAN BORROWING" means a borrowing of a Revolving Loan.

      "REVOLVING LOAN COMMITMENT" means the sum of each Lender's Revolving Loan Commitment Amount.

      "REVOLVING LOAN COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount," or, if different, in the most recent Assignment Agreement to which such Lender is a party.

      "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage," or, if different, in the most recent Assignment Agreement to which such Lender is a party.

      "REVOLVING LOAN LIMIT" means, at any time, the lesser of (i) the Borrowing Base, plus any Agent Advances and (ii) the Revolving Loan Commitment.

      "REVOLVING LOAN NOTE" has the meaning set forth in Section 2.4.

      "REVOLVING LOAN OUTSTANDINGS" means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

      "REVOLVING LOANS" has the meaning set forth in Section 2.2(a), and includes all Agent Advances.

      "SECOND LIEN AGENT" means Merrill Lynch, together with its successors and assigns, solely in its capacity as administrative agent for the Second Lien Lenders under the Second Lien Debt Documents.

      "SECOND LIEN COLLATERAL AGENT" means Heritage Bank, SSB, a Texas-chartered Savings Bank, together with its successors and assigns, in its capacity as collateral agent for the Second Lien Lenders under the Second Lien Debt Documents.

      "SECOND LIEN CREDIT AGREEMENT" means that certain Term Loan Credit Agreement of even date herewith, by and among the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders and the Borrowers, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Second Lien Intercreditor Agreement.

      "SECOND LIEN DEBT" means the Second Lien Term Loan owing by the Borrowers to the Second Lien Lenders, together with capitalized interest, if any, and fees, costs and other amounts, in each case, incurred pursuant to the terms of the Second Lien Debt Documents.

      "SECOND LIEN DEBT DOCUMENTS" means the Second Lien Credit Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case, as amended, restated, supplemented or otherwise modified in accordance with the terms of the Second Lien Intercreditor Agreement and this Agreement.

      "SECOND LIEN DEBT LIENS" means a Lien in favor of the Second Lien Collateral Agent second in priority to the Liens granted to the Agent under the Financing Documents (but in any event subject to Permitted Liens), for the benefit of the Second Lien Collateral Agent and Second Lien Lenders, on the assets and capital stock of the Credit Parties (other than the capital stock of Holdings) and their Subsidiaries.

      "SECOND LIEN INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement of even date herewith, by and among the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders, Agent, the Credit Parties and their Subsidiaries, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

      "SECOND LIEN LENDERS" means each "Lender" under and as defined in the Second Lien Credit Agreement and any other lender thereunder, together with their respective successors and assigns.

      "SECOND LIEN TERM LOAN" means the term loan in the aggregate principal amount of $70,000,000 made to the Borrowers on the date hereof by the Second Lien Lenders pursuant to the Second Lien Credit Agreement.

      "SECURITY DOCUMENTS" means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

      "SETTLEMENT DATE" has the meaning set forth in Section 11.13(a).

      "STATED RATE" has the meaning set forth in Section 2.7(b).

      "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (without regard to the occurrence of any contingency) are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of the Borrowers.

      "SUPPORT AGREEMENT" has the meaning set forth in Section 2.5(a).

      "SWAP CONTRACT" means any "swap agreement," as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest or currency exchange rates.

      "TARGET" means any Person or material group of assets (excluding a product line, formula or recipe) acquired or proposed to be acquired pursuant to a Permitted Acquisition.

      "TAXES" has the meaning set forth in Section 2.8.

      "TAXPAYER" means any Person described in Section 7701(a)(1) of the Code.

      "TERM LOAN" has the meaning set forth in Section 2.1.

      "TERM LOAN COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan Commitment Percentage," or, if different, in the most recent Assignment Agreement to which such Lender is a party.

      "TERM NOTE" has the meaning set forth in Section 2.4.

      "TERMINATION DATE" has the meaning set forth in Section 2.2(c).

      "TOTAL DEBT" has the meaning provided in the Compliance Certificate.

      "TOTAL DEBT TO ADJUSTED EBITDA RATIO" has the meaning provided in the Compliance Certificate.

      "TRANSACTION" means all of the factual elements relevant to the expected Tax treatment of any investment, entity, plan or arrangement contemplated pursuant to this Agreement, and includes any series of steps carried out as part of a plan.

      "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

      "VENTURI CREDIT PARTIES" means Holdings, PFI Holdings and VTP.

      "VENTURI STAFFING" means Venturi Staffing Partners, Inc., a Delaware corporation.

      "VENTURI STAFFING PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated as of July 19, 2004, by and among Holdings, PFI Holdings, as the seller, and Compass CS Inc., as the buyer, and all agreements, documents and instruments executed in connection therewith.

      "VENTURI STAFFING SALE" means the sale by PFI Holdings on the Closing Date of all of the issued and outstanding equity securities of Venturi Staffing to CBS Personnel Holdings, Inc., formerly known as Compass CS Inc., in accordance with the terms and provisions of the Venturi Staffing Purchase Agreement.

      "VTP" has the meaning set forth in the Preamble to this Agreement.

      "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of equity securities, at the time as of which any determination is being made, is owned, beneficially and of record, by a Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      Section 1.2 ACCOUNTING TERMS AND DETERMINATIONS.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by the Borrowers' independent public accountants) with the most recent audited consolidated financial statements of Holdings and its Consolidated Subsidiaries delivered to Agent and each of the Lenders; provided that if (a) the Borrowers shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and the Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) Agent or the Required Lenders shall so object in writing by written notice delivered to the Funds Administrator within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrowers to the Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

      Section 1.3 OTHER DEFINITIONAL PROVISIONS.

      References in this Agreement to "Articles," "Sections," "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include," "includes" and "including" shall be deemed to be followed by "without limitation." Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including," respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE II
                           LOANS AND LETTERS OF CREDIT

      Section 2.1 TERM LOAN.

      (a) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to the Borrowers on the Closing Date a term loan in an original principal amount equal to $15,000,000 (the "TERM LOAN"). Each Lender's obligation to fund the Term Loan shall be limited to such Lender's Term Loan Commitment Percentage of the Term Loan, and no Lender shall have any obligation to fund any portion of the Term Loan required to be funded by any other Lender, but not so funded. The Term Loan Commitment of each Lender shall expire concurrently with the making of the Term Loan on the Closing Date. The Borrowers shall not have any right to reborrow any portion of the Term Loan which is repaid or prepaid from time to time.

      (b) Scheduled Repayments. The Borrowers shall repay the Term Loan in equal installments of $1,875,000 due and payable on the last day of each December, March, June and September of each Fiscal Year, commencing on December 31, 2004, with the remaining principal balance thereof, if any, being immediately due and payable in full on September 30, 2006.

      (c) Mandatory Prepayments. There shall become due and payable and the Borrowers shall prepay the Term Loan (and the Revolving Loans, to the extent required by Section 2.1(e)) in the following amounts and at the following times:

            (i) for so long as any portion of the Term Loan remains outstanding, on the ninety-fifth (95th) day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2005, an amount equal to (A) if the Total Debt to Adjusted EBITDA Ratio, determined as of the last day of such Fiscal Year is greater than 3.25 to 1.00, seventy five percent (75%) of Excess Cash Flow, or (B) if the Total Debt to Adjusted EBITDA Ratio, determined as of the last day of such Fiscal Year is less than or equal to 3.25 to 1.00, fifty percent (50%) of such Excess Cash Flow, provided, that if the Total Debt to Adjusted EBITDA Ratio calculated as of the last day of any Fiscal Year is less than 2.00 to 1.00 for such Fiscal Year, then no prepayment shall be required pursuant to this Section 2.1(c)(i) with respect to such Fiscal Year (in each such case, Total Debt to Adjusted EBITDA Ratio shall be determined by reference to the respective Compliance Certificate absent demonstrable error);

            (ii) on the date on which any Credit Party other than a Foreign Subsidiary (or Agent as loss payee or assignee thereof) receives any payment which constitutes Major Casualty Proceeds, an amount equal to the amount of such payment; provided, that such Credit Party, at its election, may either reinvest such payment within one hundred twenty (120) days after the date of receipt of such Major Casualty Proceeds or enter into a binding commitment to reinvest such payment within said one hundred twenty (120) days (provided such Credit Party subsequently consummates such reinvestment within one hundred eighty (180) days following the receipt of such Major Casualty Proceeds), in productive assets then used or usable in the business of such Credit Party, any Borrower or any Domestic Wholly-Owned Subsidiary of any Borrower; provided further, that the aggregate amount which may be reinvested by the Credit

Parties pursuant to the preceding proviso may not exceed $1,000,000 in any Fiscal Year. If the applicable Credit Party does not intend to reinvest such payment, or if the time period set forth in this sentence expires without such Credit Party having reinvested such payment, the Borrowers shall prepay the Loans in an amount equal to such payment;

            (iii) (A) promptly upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt securities or equity securities (other than (1) proceeds of Debt securities expressly permitted pursuant to Section 5.1, (2) proceeds of the issuance of equity securities by Holdings received on or before the Closing Date, (3) proceeds from the issuance of equity securities to employees or members of the management of any Credit Party, (4) proceeds of the issuance of equity securities to Holdings or any Subsidiary and (5) proceeds from the issuance of equity securities for the purpose described in clause (B) of this Section 2.1(c)(iii)), an amount equal to one hundred percent (100%) of the Net Cash Proceeds, and (B) in the event the Credit Parties issue and sell equity securities in connection with the financing of any Permitted Acquisition or the repurchase of any "Series A-1 Preferred Stock" (as such term is defined in the Holdings Certificate of Designations), an amount equal to fifty percent (50%) of the Net Cash Proceeds of any such issuance and sale;

            (iv) promptly upon receipt by any Credit Party (other than a Foreign Subsidiary) of the proceeds of any Asset Disposition (other than the Venturi Staffing Sale), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that no prepayment shall be required pursuant to this Section 2.1(c)(iv) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year (commencing after the Closing
Date) from Asset Dispositions exceeds $1,000,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(c)(iv)), and provided, that the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds, within one hundred twenty (120) days after the date of receipt of such Net Cash Proceeds or enter into a binding commitment to reinvest such payment within said one hundred twenty (120) days (provided such Credit Party subsequently consummates such reinvestment within one hundred eighty (180) days following the receipt of such Net Cash Proceeds), in replacement assets of a kind then used or usable in the business of such Credit Party, any Borrower or any Domestic Wholly-Owned Subsidiary of any Borrower. If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, the Borrowers shall prepay the Loans in an amount equal to such Net Cash Proceeds; and

            (v) for so long as any portion of the Term Loan remains outstanding, promptly upon receipt by any Credit Party of any United States federal tax refunds relating to the carryback of the net operating loss for the tax year 2002, an amount equal to one hundred percent (100%) of such refund.

Any amounts permitted to be reinvested pursuant to the preceding clauses (ii) or
(iv) shall be immediately applied by the Borrowers as a prepayment against then outstanding Revolving Loans, and Agent shall establish a Reserve (the "REINVESTMENT RESERVE") against the Revolving Loan Limit in an amount equal to such permitted reinvestment amount. Notwithstanding Section 8.2, so long as no Event of Default then exists, Agent shall permit Revolving Loan Borrowings upon receipt of a Notice of Borrowing from the Funds Administrator in accordance with Section 2.2(b) to finance the making of reinvestments permitted pursuant to the preceding clauses (ii) and (iv), and shall concurrently reduce the Reinvestment Reserve by an equivalent amount. Any remaining portion of the Reinvestment Reserve shall be reduced to zero (0) upon the expiration of the applicable reinvestment periods pursuant to the preceding clauses (ii) and (iv).

      (d) Optional Prepayments. Subject to the provisions of Section 2.1(e), the Borrowers may from time to time, on at least one (1) Business Day's prior written notice to the Agent specifying the date and amount of such prepayment, prepay the Term Loan in whole or in part; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000. No payment pursuant to this Section 2.1(d) shall (except as reflected in any determination of Excess Cash Flow), reduce the amount of any payment required by Section 2.1(c).

      (e) All Prepayments. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(f)(iv). All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Prime Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. All prepayments of the Term Loan shall be applied pro rata to the remaining installments thereof. Following the payment in full of the Term Loan, any remaining amounts required by Section 2.1(c)(ii), (iii) and (iv) to be used to prepay the Term Loan shall instead be applied as a repayment of the outstanding Revolving Loans (with any excess to be held by the Agent as cash collateral to be applied to repay future outstanding Revolving Loans as and when made), pro rata among all Lenders having a Revolving Loan Commitment Percentage (with a permanent reduction of the Revolving Loan Commitment to the extent required pursuant to Section 2.2(c)(iii)). Notwithstanding anything to the contrary contained in this Section 2.1, each holder of a Term Note may elect not to have such Lender's Pro Rata Share of the Term Loan prepaid in the case of a mandatory prepayment pursuant clause (c) of this Section 2.1, by notice to Agent received one (1) Business Day prior to the date of such prepayment. The amount of any such prepayment which would have been applied to the Term Loan but for such elections shall be applied to the Second Lien Term Loan in accordance with the provisions of the Second Lien Credit Agreement until paid in full and, thereafter (or, in the event the Second Lien Lenders waive such prepayment in accordance with the terms of the Second Lien Credit Agreement), such prepayment shall be retained by the Borrowers.

      (f) The Funds Administrator, on behalf of the Borrowers, shall give prior written notice to Agent at least one (1) Business day prior to each mandatory prepayment pursuant to Section 2.1(c) and each voluntary prepayment pursuant to Section 2.1(d) and Agent shall promptly notify each Lender of such notice.

      Section 2.2 REVOLVING LOANS.

      (a)   Revolving Loans and Borrowings.

            (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to the Borrowers from time to time as set forth herein equal to such Lender's Revolving Loan Commitment Percentage of revolving loans ("REVOLVING LOANS") requested by the Funds Administrator, on behalf of the Borrowers, hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, the Borrowers may borrow under this Section 2.2(a)(i), prepay or repay Revolving Loans as required or permitted under this Section 2.2 and reborrow Revolving Loans pursuant to this Section 2.2(a)(i).

            (ii)  Agent Advances. Subject to the limitations set forth in this
Section 2.2(a)(ii), Agent is hereby authorized by the Borrowers and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied (including without limitation the condition precedent that the Revolving Loan Outstandings not exceed the Borrowing Base plus any other then outstanding Agent Advances), to make Revolving Loans to the Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable
(1) to preserve or protect the business conducted by the Borrowers, the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (3) to pay any amount chargeable to the Borrowers pursuant to the terms of this Agreement, including required principal payments on the Term Loan, interest payments and costs, fees and expenses as described in Section 10.1 and/or Section 10.4 or (4) to satisfy payment obligations under Support Agreements (any of the advances described in this Section 2.2(a)(ii) being hereafter referred to as "AGENT ADVANCES"); provided, that (i) Required Lenders may at any time revoke Agent's authorization to make Agent Advances, except Agent Advances applied in the manner described in the preceding clauses (3) and (4), any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (ii) Agent Advances shall be made solely as Prime Rate Loans, (iii) the aggregate amount of Agent Advances outstanding at any time, exclusive of those made pursuant to the preceding clauses (3) and (4), shall not exceed $10,000,000 and (iv) Agent shall be prohibited from making Agent Advances to the extent the making thereof would cause the Revolving Loan Outstandings (inclusive of Agent Advances) to exceed the Revolving Loan Commitment.

      (b)   Advancing Revolving Loans.

            (i) The Funds Administrator, on behalf of the Borrowers, shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Agent Advances), such Notice of Borrowing to be delivered no later than noon (Chicago time) (A) on the day of such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount equal to or less than $10,000,000, (B) on the Business Day prior to such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount greater than $10,000,000 and (C) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.3(f)(ii), a Notice of Borrowing shall be irrevocable and the Borrowers shall be bound thereby.

            (ii) The Borrowers hereby authorize Lenders and Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Agent, in good faith, believes to be a Responsible Officer of the Funds Administrator. The Funds Administrator agrees to deliver to Agent a Notice of Borrowing in respect of each Revolving

Loan requested by telephone no later than one (1) Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Agent and Lenders, the records of Agent and the Lenders shall govern absent manifest error. The Borrowers further hereby authorize Lenders and Agent to make Revolving Loans based on electronic notices made by any Person which Agent, in good faith, believes to be a Responsible Officer of the Funds Administrator acting on behalf of the Borrowers, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof.

      (c) Mandatory Revolving Loan Repayments and Prepayments; Mandatory Reductions in Revolving Loan Commitment.

            (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (A) the Commitment Expiry Date and (B) the date on which Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to
Section 9.2 (such earlier date being the "TERMINATION DATE"), and there shall become due and the Borrowers shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

            (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, the Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

            (iii) Upon repayment in full of the Term Loan, the Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to any prepayment required pursuant to Sections 2.1(c)(ii), (iii) and (iv) of this Agreement, such reduction to be effective at the time such mandatory prepayment is required to be made (such reduction to be applied to ratably reduce the Revolving Loan Commitment Amount of all Lenders having a Revolving Loan Commitment Percentage).

      Section 2.3 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

      (a) Interest. From and following the Closing Date, depending upon the Borrowers' election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Prime Rate or the LIBOR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

            (i) If a Prime Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Prime Rate plus the applicable Prime Rate Margin, but in no event in excess of the Maximum Lawful Rate.

            (ii) If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin, but in no event in excess of the Maximum Lawful Rate.

      (b) Unused Line Fee. From and following the Closing Date, the Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, an aggregate fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding quarter, multiplied by (2) one-half of one percent (.50%) per annum. Such fee is to be paid quarterly in arrears on the first day of each calendar quarter.

      (c)   Intentionally Omitted.

      (d)   Intentionally Omitted.

      (e) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged. Interest on all Prime Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

      (f)   LIBOR Provisions.

            (i) LIBOR Election. All Loans made on the Closing Date shall be Prime Rate Loans and shall remain so until three (3) Business Days after the Closing Date. Thereafter, the Borrowers may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans and outstanding portions of each Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and the Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Prime Rate Loan. There may be no more than eight
(8) LIBOR Loans outstanding at any one time. Loans which are not requested as LIBOR Loans in accordance with this Section 2.3(f)(i) shall be Prime Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

            (ii) Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to the Funds Administrator and Lenders (which shall be conclusive and binding on the Borrowers and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan,
(2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify the Funds Administrator and Lenders.

            (iii) Illegality. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, the Funds Administrator and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

            (iv) LIBOR Breakage Fee. Upon (i) any default by the Borrowers in making any borrowing of, conversion into or continuation of any LIBOR Loan following the Funds Administrator's delivery to Agent of any applicable Notice of Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

            (v) Increased Costs. If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this

Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), the Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

            (vi) Capital Adequacy. If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), the Borrowers shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor. Notwithstanding any other provision of this Section 2.3(f)(vi) to the contrary, a Lender shall not demand any payment referred to in this subsection if it shall not be the general policy or practice of such Lender to demand similar compensation in similar circumstances with respect to similarly situated borrowers under comparable provisions of like credit agreements.

            (vii) Replacement of Lenders. Within thirty (30) days after: (i) receipt by the Funds Administrator of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts as provided in Sections 2.3(f)(v), 2.3(f)(vi) and 2.8, which demand shall not have been revoked; (ii) any default by a Lender in its obligation to make Loans hereunder, provided such default shall not have been cured; or (iii) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document to which Required Lenders have already consented but the consent of each Lender, or each Lender affected thereby, is required with respect thereto, the Borrowers may, at their option, notify the Agent and such Affected Lender (or defaulting or non-consenting Lender, as the case may be) of the Borrowers' intention to obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for such Lender, which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender (or defaulting or non-consenting Lender, as the case may be) shall sell and assign its Loans and Commitments to such Replacement Lender; provided, the Borrowers have reimbursed such Lender for all increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 12.6 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 2.3(f)(vii) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 2.3(f)(viii), the Borrowers shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such replaced Lender, and any such Assignment Agreement so executed by the Borrowers, the replacement Lender and, to the extent required pursuant to Section 12.6, the Agent, shall be effective for purposes of this Section 2.3(f)(vii) and Section 12.6. Upon any such assignment and payment, such replaced Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender.

            (viii) Mitigation of Claims. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.3(f)(v), 2.3(f)(vi) or 2.8, with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending officer(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.3(f)(v), 2.3(f)(vi) or 2.8.

      Section 2.4 NOTES.

      The portion of the Term Loan made by each Lender shall be evidenced by a promissory note executed by each Borrower (a "TERM NOTE"), and the portion of the Revolving Loans made by each Lender shall be evidenced by a promissory note executed by each Borrower (a "REVOLVING LOAN NOTE") in an original principal amount equal to such Lender's Pro Rata Share of the Term Loan and the Revolving Loan Commitment, respectively.

      Section 2.5 LETTERS OF CREDIT AND LETTER OF CREDIT FEES.

      (a) Letter of Credit. On the terms and subject to the conditions set forth herein, Agent will prior to the Termination Date issue letters of credit or guarantees (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, a Letter of Credit so long as:

            (i) Agent shall have received a Notice of LC Credit Event at least two (2) Business days before the relevant date of issuance, increase or extension; and

            (ii) After giving effect to such issuance or increase (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $5,000,000 and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

      (b) Letter of Credit Fee. The Borrowers shall pay to Agent, for the benefit of the Lenders which have committed to make Revolving Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the first Business Day of each calendar quarter prior to the Termination Date and on such date. In addition, the Borrowers agree to pay promptly to the LC Issuer any standard and customary fronting or other fees that it may charge in connection with any Letter of Credit.

      (c) Reimbursement Obligations of the Borrowers. If Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, the Borrowers shall promptly reimburse Agent for the amount of such payment and, to the extent that so doing would not, to Agent's knowledge, cause the Revolving Loan Outstandings to exceed the Revolving Loan Limit, the Borrowers shall be deemed to have requested a Revolving Loan, the proceeds of which will be used to satisfy such Reimbursement Obligations. The Borrowers shall pay interest, on demand, on all amounts so paid by Agent for each day until the Borrowers reimburse Agent therefor at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans (which are Prime Rate Loans) for such day, but in no event in excess of the Maximum Lawful Rate.

      (d) Reimbursement and Other Payments by the Borrowers. The obligations of the Borrowers to reimburse Agent pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

            (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

            (ii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (iv)  any affiliation between the LC Issuer and Agent; or

            (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (e) Deposit Obligations of the Borrowers. In the event any Letters of Credit are outstanding at the time that the Borrowers prepay or are required to repay the Obligations in full or the Revolving Loan Commitment is terminated, the Borrowers shall (1) deposit with Agent for the benefit of all Lenders with a portion of the Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to the Borrowers, together with the deposit described in the preceding clause (1) to the extent not previously applied by Agent in the manner described herein.

      (f)   Participations in Support Agreements.

            (i) Concurrently with the issuance of each Letter of Credit, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and the Borrowers' Reimbursement Obligations with respect thereto. If the Borrowers do not pay any Reimbursement Obligation when due, then the Borrowers shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Prime Rate Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of the Borrowers in satisfaction of reimbursement obligations then owing by the Borrowers to such LC Issuer in respect of outstanding Letters of Credit.

            (ii) If Agent makes any payment or disbursement under any Support Agreement and (x) the Borrowers have not reimbursed Agent in full for such payment or disbursement in accordance with Section 2.5(c), (y) a Revolving Loan may not be made pursuant to the immediately preceding clause (i) or (z) any reimbursement received by Agent from the Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of the Borrowers under Section 2.5(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the Prime Rate plus the Prime Rate Margin in respect of Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

      (g) Existing Letters of Credit. Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement and the other Financing Documents applicable to Letters of Credit issued hereunder, and each Person liable as an account party thereunder shall be automatically released and the Borrowers shall be deemed to be the account parties for all purposes thereunder and hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Section 2.5 shall include the Existing Letters of Credit and the Borrowers hereby (x) represent, warrant, agree, covenant and reaffirm that they have no (and each Borrower permanently and irrevocably waives and releases the Agent and the Lenders from any, to the extent arising on or prior to the Closing Date) defense, set off, claim or counterclaim against the Agent and the Lenders with regard to its Obligations in respect of such Existing Letters of Credit and (y) reaffirm their obligations to reimburse LC Issuer for honored drawings under such Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Financing Documents applicable to Letters of Credit issued hereunder. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Borrowers shall pay all fees and commissions set forth in Section 2.5 at the times and in the manner set forth therein.

      Section 2.6 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

      (a) All payments to be made by the Borrowers under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Borrowers shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date when due. Notwithstanding anything to the contrary set forth in this Section 2.6(a), Agent shall be permitted, in its sole discretion, but subject to the limitations set forth in Section 2.2(a)(ii), to satisfy any of the payment obligations described in this Section 2.6(a) through the making of Agent Advances.

      (b) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by the Borrowers. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by the Borrowers absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers' duty to pay all amounts owing hereunder or under any other Financing Document. Unless the Funds Administrator notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty
(30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein.

      Section 2.7 MAXIMUM INTEREST.

      (a) In no event shall the interest contracted for, charged or received with respect to the Notes or any other obligations of the Borrowers under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

      (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrowers shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

      (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the actual term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder or under any other Financing Document in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder or thereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

      (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      Section 2.8 TAXES.

      (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any Lender's receipts, capital or income by the jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such

Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such Lender first made demand therefor.

      (b) If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

      (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Funds Administrator and Agent one or more (as the Funds Administrator or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. The Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

      Section 2.9 APPOINTMENT OF THE FUNDS ADMINISTRATOR.

      (a) The Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed that, subject to Article XIII, (i) all Loans will be advanced to and for the account of the Borrowers on a joint and several basis pursuant to the instructions set forth in Section G of the Information Certificate and (ii) all Letters of Credit and Support Agreements will be issued pursuant to requests executed by the Funds Administrator on behalf of and for the account of the Borrowers. Each Borrower hereby acknowledges that it will be receiving a direct benefit from each Loan made and each Letter of Credit and Support Agreement issued pursuant to this Agreement.

      (b) Each Borrower hereby designates, appoints, authorizes and empowers the Funds Administrator as its agent to act as specified in this Agreement and each of the other Financing Documents and the Funds Administrator hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Funds Administrator to take such action on its behalf under the provisions of this

Agreement and the other Financing Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Funds Administrator by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf (it being agreed that each Borrower retains the right to act for itself):

            (i) to submit on behalf of each Borrower Notices of Borrowing and each Notice of LC Credit Event to the Agent in accordance with the provisions of this Agreement;

            (ii) to receive on behalf of each Borrower the proceeds of the Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof;

            (iii) to submit on behalf of each Borrower requests for the issuance of Letters of Credit and Support Agreements in accordance with the provisions of this Agreement, each such request for the issuance of a Letter of Credit or a Support Agreement to be submitted by the Funds Administrator as soon as practicable after its receipt of a request to do so from any Borrower; and

            (iv) to submit on behalf of each Borrower all certificates, notices and other communications given or required to be given hereunder.

The Funds Administrator is further authorized and directed by each Borrower to take all such actions on behalf of such Borrower necessary to exercise the specific powers granted in clauses (i) through (iv) above and to perform such other duties hereunder and under the other Financing Documents, and deliver such documents as delegated to or required of the Funds Administrator by the terms hereof or thereof.

      (c) The administration by the Agent and the Lenders of the credit facility under this Agreement as a co-borrowing facility with a funds administrator in the manner set forth herein is solely as an accommodation to the Borrowers and at their request and neither Agent nor any Lender shall incur any liability to any Borrower as a result thereof. The Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing, Notice of LC Credit Event or similar notice believed by the Agent in good faith to be genuine. The Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized.

                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES

      To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Credit Party that is a party hereto hereby represents and warrants to Agent and each Lender that:

      Section 3.1 EXISTENCE AND POWER.

      Each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing (or, with respect to any Subsidiary that is a Foreign Subsidiary, licensed and authorized to conduct its business and otherwise in the applicable foreign jurisdiction's equivalent to good standing) under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such powers, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified (or, with respect to any Subsidiary that is a Foreign Subsidiary, authorized to conduct its business and otherwise in the applicable foreign jurisdiction's equivalent to good standing), which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      Section 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than (a) routine corporate, tax, ERISA, intellectual property, environmental filings and other filings from time to time necessary in connection with the conduct of such Credit Party's business in the ordinary course, and (b) recordings and filings in connection with the Liens granted to the Agent under the Financing Documents) and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such failures to file, violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect. The Merger has been consummated and has become effective in accordance with the terms of the Merger Documents and applicable law.

      Section 3.3 BINDING EFFECT.

      Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      Section 3.4 CAPITALIZATION.

      The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and, solely with respect to the equity securities of COMSYS Holdings, PFI Holdings, each Borrower and each of their respective Subsidiaries, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, Second Lien Debt Liens and other Liens permitted pursuant to Section 5.2(d) and Section 5.2(h), and all such equity securities of each Credit Party were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate. Holdings owns all of the issued and outstanding equity securities of PFI Holdings and COMSYS Holdings. COMSYS Holdings owns all of the issued and outstanding equity securities of COMSYS IT. COMSYS IT owns all of the issued and outstanding equity securities of COMSYS Services and COMSYS Limited. PFI Holdings owns all of the issued and outstanding equity securities of VTP. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

      Section 3.5 FINANCIAL INFORMATION.

      (a) (i) The consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of December 28, 2003 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by PriceWaterhouseCoopers, copies of which have been delivered to Agent, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period and (ii) the consolidated balance sheet of COMSYS Holdings and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by Ernst & Young, LLP, copies of which have been delivered to Agent, fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of COMSYS Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period.

      (b) (i) The unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of August 24, 2004 and the related unaudited consolidated statements of operations and cash flows for the eight (8) months then ended, copies of which have been delivered to Agent, fairly present, in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in
Section 3.5(a), the consolidated financial position of Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the eight (8) months then ended (subject to normal year-end adjustments and the absence of footnote disclosures) and (ii) the unaudited consolidated balance sheet of COMSYS Holdings and its Consolidated Subsidiaries as of August 31, 2004 and the related unaudited consolidated statements of operations and cash flows for the eight (8) months then ended, copies of which have been delivered to Agent, fairly present, in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of COMSYS Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the eight (8) months then ended (subject to normal year-end adjustments and the absence of footnote disclosures).

      (c) The pro forma balance sheet of Holdings and its Consolidated Subsidiaries as of the Closing Date, copies of which has been delivered to Agent, fairly presents, in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in
Section 3.5(a), the consolidated financial position of Holdings and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Operative Documents (including, without limitation, the Merger), (ii) the making of the Loans, (iii) the application of the proceeds therefrom as contemplated by the Operative Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet in conformity with GAAP.

      (d) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Billed Accounts" and "Eligible Unbilled Accounts" have been determined as provided in the Financing Documents.

      (e) (i) Since December 28, 2003, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of Holdings and its Consolidated Subsidiaries taken as a whole and
(ii) since December 31, 2003, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of COMSYS Holdings and its Consolidated Subsidiaries taken as a whole.

      (f) Except as contemplated and permitted by this Agreement, and other than administrative and other ministerial activities related to (i) its investment in COMSYS Holdings and PFI Holdings, (ii) the maintenance of its corporate existence, and (iii) the performance of its obligations under the Operative Documents to which it is a party and any other agreement to which it is a party, to the extent not otherwise prohibited by this Agreement, Holdings has no significant assets or liabilities (other than the capital stock of COMSYS Holdings and PFI Holdings).

      Section 3.6 LITIGATION.

      There is no action, suit or proceeding pending against, or to any Credit Party's knowledge threatened against or affecting, any Credit Party or, to any Credit Party's knowledge (without any inquiry), any party to any Operative Document other than a Credit Party, before any court or arbitrator or any governmental body or agency in which a decision could reasonably be expected to be determined adversely to such Credit Party and have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

      Section 3.7 OWNERSHIP OF PROPERTY.

      Each Credit Party is the lawful owner of, has good title to and is in lawful possession of, or has valid leasehold interests in, all material properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person on the pro forma balance sheet referred to in Section 3.5(c), except as disposed of in the ordinary course of business.

      Section 3.8 NO DEFAULT.

      No Default or Event of Default has occurred and is continuing and no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

      Section 3.9 LABOR MATTERS.

      As of the Closing Date, there are no strikes or other labor disputes pending or, to any Credit Party's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties in the United States have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters in any material respect. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

      Section 3.10 REGULATED ENTITIES.

      No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

      Section 3.11 MARGIN REGULATIONS.

      None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

      Section 3.12 COMPLIANCE WITH LAWS.

      Each Credit Party and each of its Subsidiaries is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requests of governmental authorities, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect.

      Section 3.13 TAXES.

      Except to the extent subject to a Permitted Contest, all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all material Taxes (including real property Taxes) and other material charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all material state and local sales and use Taxes required to be paid by each Credit Party have been paid. Except to the extent subject to a Permitted Contest, all Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made. All payroll, employee income and other employment related Taxes required to be paid by each Credit Party have been paid.

      Section 3.14 COMPLIANCE WITH ERISA.

      (a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under Sections 4971 through 5000 of the Code.

      (b) During the thirty-six (36) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan under Section 4041(c) or 4042 of ERISA and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any liability, fine or penalty which could reasonably be expected to result in a Material Adverse Effect. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan in an amount which could reasonably be expected to result in a Material Adverse Effect. All contributions (if any) have been made on a timely basis to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan which could reasonably be expected to result in a Material Adverse Effect, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan which could reasonably be expected to result in a Material Adverse Effect, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent which could reasonably be expected to result in a Material Adverse Effect.

      Section 3.15 BROKERS.

      Except as set forth in the Information Certificate, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

      Section 3.16 RELATED TRANSACTIONS.

      The Merger has been consummated pursuant to the provisions of the Merger Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law. The transactions contemplated by the Equity Documents and the Second Lien Debt Documents to be consummated on or prior to the date hereof have been so consummated (including without limitation the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law. The Venturi Staffing Sale has been consummated pursuant to the provisions of the Venturi Staffing Purchase Agreement, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law.

      Section 3.17 EMPLOYMENT, EQUITYHOLDERS AND SUBSCRIPTION AGREEMENTS.

      Except for the Operative Documents and the other agreements set forth in the Information Certificate, as of the Closing Date there are no (i) employment agreements covering the management of any Credit Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) agreements for managerial,

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consulting or similar services to be provided to any Credit Party pursuant to which such Credit Party has a contractual obligation to make payments in excess of $200,000 or (iv) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound.

      Section 3.18 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS
                   MATERIALS.

      (a) No Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and which could reasonably be expected to have a Material Adverse Effect. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law, which could reasonably be expected to have a Material Adverse Effect, nor is any such property affected by any Hazardous Materials Contamination which, in the case of any of the foregoing, would reasonably be expected to have a Material Adverse Effect.

      (b) No underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled, which would reasonably be expect to have a Material Adverse Effect.

      (c) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to any Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party, which, in the case of any of the foregoing, would reasonably be expected to have a Material Adverse Effect. All such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws except for any non-compliance that would not reasonably be expected to have a Material Adverse Effect. There is no condition on any of such properties which is in violation of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists which would reasonably be expected to have a Material Adverse Effect.

      (d) There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which any Credit Party has knowledge in relation to the current or prior business of such Credit Party or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to Agent.

      (e) For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party and for which such Credit Party would have liability under Environmental Law.

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      Section 3.19 INTELLECTUAL PROPERTY.

      Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party, and all such Intellectual Property existing as of the Closing Date and registered with the U.S. government, any foreign government or any agency or department thereof is set forth on the Information Certificate. All material Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To each Credit Parties' knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

      Section 3.20 REAL PROPERTY INTERESTS.

      Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property.

      Section 3.21 SOLVENCY.

      The Credit Parties taken as a whole, after giving effect to their rights of contribution: (a) own and will own assets the fair saleable value of which are (i) greater than the total amount of their liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them; (b) have capital that is not unreasonably small in relation to their business as presently conducted or after giving effect to any contemplated transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

      Section 3.22 FULL DISCLOSURE.

      None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, including without limitation the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders have been prepared on the basis of the assumptions stated therein. Such projections represent the Credit Parties' best estimate of the Credit Parties' future financial performance and such assumptions are believed by the Credit Parties to be fair in light of current business conditions; provided that the Credit Parties can give no assurance that such projections will be attained.

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      Section 3.23 REPRESENTATIONS AND WARRANTIES INCORPORATED FROM OTHER
                   OPERATIVE DOCUMENTS.

      As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the Credit Parties thereto and, to the Credit Parties' knowledge, each of the representations and warranties made in the Operative Documents by each party other than a Credit Party, is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

      Each Credit Party that is a party hereto agrees that, so long as any Credit Exposure exists:

      Section 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

      The Credit Parties will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and
(l) through (s), with adequate copies for each Lender:

      (a) as soon as practicable and in any event within thirty (30) days after the end of each fiscal month (including the last month of Holdings' Fiscal
Year), a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition and results of operations of Holdings and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Holdings, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

      (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity (or the comparable item, if Holdings is not a corporation) and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), certified (solely with respect to such consolidated statements) without qualification by Ernst & Young, LLP or any other independent public accountants reasonably acceptable to Agent of nationally recognized standing;

      (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate and together with each delivery of financial statements pursuant to Section 4.1(b), an Excess Cash Flow Certificate;

      (d)   together with each delivery of financial statements pursuant to
Section 4.1(b) above, a written statement by the independent public accountants giving the report thereon stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters;

      (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

      (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor, (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party and (iv) all Swap Contracts entered into by any Credit Party;

      (g)   promptly upon any officer of any Credit Party obtaining knowledge
(i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound or (iv) of the institution of any litigation or arbitration involving an alleged liability of any Credit Party equal to or greater than $2,000,000 or any adverse determination in any litigation or arbitration involving a potential liability of any Credit Party equal to or greater than $2,000,000, a certificate of a Responsible Officer of the Funds Administrator, on behalf of the Borrowers specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

      (h)   promptly upon any officer of any Credit Party obtaining knowledge of
(i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan under Section 4041(c) or 4042 of ERISA, (ii) the failure of any member of the Controlled Group to make a required contribution on a timely basis to any ERISA Plan or to any Multiemployer Pension Plan in an amount that is material, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Credit Party or any Subsidiary of any Credit Party furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of a reportable event under
Section 4043 of ERISA (for which a reporting requirement is not waived) with respect to any Pension Plan, (v) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (vi) any material increase in the contingent liability of any Credit Party or any Subsidiary of any Credit Party with respect to any post-retirement welfare plan benefit or (vii) the receipt by any Credit Party of any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer of the Funds Administrator, on behalf of the Borrowers, specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

      (i) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of the following, except as would not reasonably be expected to have a Material Adverse Effect: (x) the existence or alleged existence of a violation of any Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law, a certificate of a Responsible Officer of the Funds Administrator, on behalf of the Borrowers, specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

      (j) promptly upon any officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any Intellectual Property with the U.S. government, any foreign government or any agency or department thereof, or (y) acquired any interest in real property (including leasehold interests in real property), a certificate of a Responsible Officer of the Funds Administrator, on behalf of the Borrowers, describing such Intellectual Property and/or such real property in such detail as Agent shall reasonably require;

      (k) copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body;

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

      (l) within thirty (30) days after the conclusion of each Fiscal Year, the Credit Parties' annual operating plans, operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each presented on a monthly basis for the then current Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of the Credit Parties;

      (m) as soon as available and in any event within fifteen (15) Business Days after the end of each fiscal month through and including December, 2004 and within ten (10) Business Days after the end of each fiscal month ending thereafter, and from time to time upon the request of Agent (which request may be made as frequently as daily), a Borrowing Base Certificate as of the last day of the month most recently ended (or, in the case of Borrowing Base Certificates requested more frequently than monthly, as of the second preceding Business
Day);

      (n) as soon as available and in any event within fifteen (15) Business Days after the end of each fiscal month through and including December, 2004 and within ten (10) Business Days after the end of each fiscal month ending thereafter, and from time to time upon the request of Agent (which request may be made as frequently as daily) schedules of sales made, credits issued and cash received for and during such month (or, in the case of such schedules requested more frequently than monthly, as of the second preceding Business Day);

      (o) together with each delivery of a Borrowing Base Certificate pursuant to Section 4.1(m), during the period commencing on the Closing Date through and including the delivery of the Borrowing Base Certificate for the fiscal month ending June 30, 2005, a Restructuring Reserve Certificate;

      (p) as soon as available and in any event within fifteen (15) Business Days after the end of each fiscal month through and including December, 2004 and within ten (10) Business Days after the end of each fiscal month ending thereafter, on a monthly basis or more frequently as Agent may reasonably request, (i) agings of Accounts, (ii) unbilled revenue from the general ledger,
(iii) vworx unbilled accounts, (iv) fixed price contracts report, (v) accrued rebates report, (vi) schedules of contra-accounts, (vii) schedules of deferred revenue, (viii) schedule of unapplied debits and credits, (ix) federal government receivables report, (x) schedule of unapplied cash, (xi) schedule of eliminating entries, (xii) schedule of foreign accounts, (xiii) schedule of customer refunds, (xiv) schedule of discount reserves, (xv) schedule of accounts payable and (xvi) a reconciliation report in the form set forth in Exhibit F, with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of the Credit Parties delivered to Agent, the Borrowers' general ledger and/or the reports required pursuant to this paragraph, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

      (q) upon Agent's reasonable request, (i) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for material Equipment acquired by any Credit Party;

      (r) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any Lender may reasonably request;

      (s) upon the request of Agent, which may be made no more than four (4) times each year prior to an Event of Default and at any time while and so long as an Event of Default shall be continuing, a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the Borrowers);

      (t) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Agent or any Lender;

      (u) promptly after delivery to the recipient thereof, copies of all notices and financial information of the Credit Parties delivered to any Person in accordance with the provisions of the Second Lien Credit Agreement; and

      (v) without limiting or being limited by any other provision of any Financing Document, the Credit Parties shall retain and use Ceridian Corporation and its Affiliates or any other third-party reasonably acceptable to Agent to process, manage and pay the payroll taxes of the Credit Parties and shall, upon the request of Agent, cause to be delivered to Agent within ten (10) calendar days of such request, a report of such payroll taxes of the Credit Parties for the immediately preceding calendar month and evidence of payment thereof.

      Section 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS.

      (i) Each Credit Party will pay and discharge, and cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except (x) where the same may be the subject of a Permitted Contest and (y) for such obligations and/or liabilities the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) Each Credit Party will pay, and will cause each of its Subsidiaries to pay, all payroll and other employment related taxes as and when due and payable, (iii) Each Credit Party will maintain, and cause each of its Subsidiaries of such Credit Party to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iv) No Credit Party will breach nor will any Credit Party permit any Subsidiary of such Credit Party to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

      Section 4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

      Each Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, and, except as permitted pursuant to Section 5.7, will cause each Subsidiary to

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

preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

      Section 4.4 MAINTENANCE OF PROPERTY; INSURANCE.

      (a) Each Credit Party will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in any material respect in its business in good working order and condition, ordinary wear and tear excepted.

      (b) Each Credit Party will maintain, and will cause each of its Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts reasonably acceptable to Agent and
(ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

      (c) On or prior to the Closing Date, the Credit Parties will cause Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content reasonably acceptable to Agent. The Credit Parties will deliver to Agent (i) on the Closing Date, a certificate from the Credit Parties' insurance broker dated as of a date within thirty (30) day of the Closing Date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof (or, in the case of non-payment of premiums, at least ten (10) days after receipt by each additional insured and loss payee of written notice thereof), (ii) on an annual basis, and upon the request of any Lender through Agent from time to time, full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Credit Parties.

      (d) In the event the Credit Parties fail to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect the Credit Parties' interests. The coverage purchased by Agent may not pay any claim made by the Credit Parties or any claim that is made against the Credit Parties in connection with the Collateral. The Credit Parties may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that the Credit Parties have obtained insurance as required by this

Agreement. If Agent purchases insurance for the Collateral, the Credit Parties will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Credit Parties are able to obtain on their own.

      Section 4.5 COMPLIANCE WITH LAWS.

      The Credit Parties will comply, and cause each of their respective Subsidiaries to comply, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

      Section 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS.

      The Credit Parties will keep, and will cause each of their respective Subsidiaries to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of their respective Subsidiaries to permit, at the sole cost of such Credit Party or any applicable Subsidiary of such Credit Party, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired; provided that so long as no Default or Event of Default has occurred and is continuing, the Credit Parties shall only be required to pay for two (2) such inspections or visits per year. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the Funds Administrator commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

      Section 4.7 USE OF PROCEEDS.

      The Borrowers will use the proceeds of the Term Loan solely for (i) payment of amounts due under the Merger Agreement, if any, (ii) transaction fees incurred in connection with the Operative Documents, (iii) payment of funds necessary in connection with the Venturi Staffing Sale in an amount not to exceed $2,500,000 in the aggregate and (iv) the repayment on the Closing Date of Existing Debt (including, without limitation, certain guaranteed obligations) of the Credit Parties. The proceeds of Revolving Loans shall be used by the Borrowers solely for the purposes set forth in the preceding sentence and for working capital needs of the Borrowers including, without limitation, for making Permitted Acquisitions and for the making of Restricted Distributions to the extent permitted pursuant to Section 5.4.

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

      Section 4.8 LENDERS' MEETINGS.

      Within forty-five (45) days after the end of each Fiscal Year (or more frequently upon the request of the Agent upon the occurrence and during the continuance of an Event of Default), the Credit Parties will conduct a meeting of Agent, the Lenders, the Second Lien Agent, the Second Lien Collateral Agent and the Second Lien Lenders to discuss such Fiscal Year's results and the financial condition of the Credit Parties and their respective Subsidiaries at which shall be present a Responsible Officer and such officers of the Credit Parties as may be reasonably requested to attend by Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to the Credit Parties.

      Section 4.9 INTENTIONALLY OMITTED.

      Section 4.10 REAL ESTATE.

      The Credit Parties shall use reasonable efforts to deliver, or caused to be delivered, to Agent (i) within thirty (30) days following the Closing Date, a collateral access agreement in form and substance reasonably acceptable to Agent with respect to the leased real property located at 8040 South 48th Street, Suite 100, Phoenix, Arizona and (ii) within one hundred twenty (120) days following the Closing Date, a collateral access agreement in form and substance reasonably acceptable to Agent with respect to the leased real property located at (a) 11255 Kirkland Way, Kirkland, Washington, (ii) Five Lakepointe Plaza, Second Floor, 2709 Water Ridge Parkway, Charlotte, North Carolina and (iii) 4801 Cox Road, Glen Allen, Virginia.

      Section 4.11 INTENTIONALLY OMITTED.

      Section 4.12 FURTHER ASSURANCES.

      Each Credit Party will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), subject to exceptions permitted by the Financing Documents, including on any and all assets of each Credit Party, whether now owned or hereafter acquired. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, (i) each Credit Party (other than the Borrowers) and each of its Subsidiaries (other than the Borrowers) shall guaranty the Obligations and cause each such Subsidiary (other than the Borrowers) to grant to Agent, for the benefit of Agent and Lenders, a security interest in all of such Subsidiary's property to secure such guaranty, (ii) each Credit Party (other than the Borrowers) shall pledge the stock or other equity interests of each of their respective Subsidiaries to Agent, for the benefit of Agent and Lenders, to secure such Credit Party's guaranty, and (iii) each Borrower shall pledge the stock or other equity interest of each of its Subsidiaries to Agent, for the benefit of Agent and Lenders, to secure the Obligations; provided, that, anything

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

contained in this Section 4.12 to the contrary notwithstanding, no direct or indirect Foreign Subsidiary of Holdings shall be required to deliver any such guaranty or grant a security interest in any of its property to secure any such guaranty, and neither Holdings nor any of its direct or indirect Subsidiaries will be required to pledge more than sixty-five percent (65%) of the equity interests of any Foreign Subsidiary, in any such case, to the extent but only for so long as such guaranty or granting, or a pledge of more such equity interests, would result in material and adverse tax consequences to Holdings under Section 956 of the Code, as determined by Holdings in its reasonable business judgment, provided that Holdings has delivered to Agent and the Required Lenders evidence reasonably satisfactory to Agent and the Required Lenders of such determination.

                                    ARTICLE V
                               NEGATIVE COVENANTS

      Each Credit Party that is a party hereto agrees that, so long as any Credit Exposure exists:

      Section 5.1 DEBT.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt except for:

      (a) Debt, Letter of Credit Liabilities and all other Obligations under the Financing Documents;

      (b) Debt outstanding on the date of this Agreement as set forth in the Information Certificate (other than Debt permitted pursuant to clause (d) of this Section 5.1) to the extent set forth therein;

      (c) Debt of the Borrowers incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases) and related costs and refinancings thereof, in an aggregate principal amount at any time outstanding not greater than $1,500,000;

      (d) intercompany Debt arising from loans made by a Borrower to (i) any other Borrower or any Domestic Wholly-Owned Subsidiary of any Borrower and (ii) its Foreign Subsidiaries which are Wholly-Owned Subsidiaries in an aggregate amount under this clause (ii) not to exceed $500,000 at any time outstanding; provided, however, in each case, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

      (e) unsecured Debt of any Borrower not to exceed $1,000,000 in the aggregate at any time outstanding which is subordinated to the Obligations in a manner reasonably satisfactory to Agent;

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

      (f) net obligations to a counterparty under any Swap Contract permitted pursuant to the terms of this Agreement;

      (g) Debt consisting of Contingent Obligations, to the extent permitted pursuant to Section 5.3;

      (h) the Second Lien Debt and refinancings and replacements thereof, to the extent permitted pursuant to the terms of the Second Lien Intercreditor Agreement; and

      (i)   Debt arising from Holdings Loans.

      Section 5.2 LIENS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

      (a)   Liens created by the Security Documents;

      (b) Liens existing on the date of this Agreement as set forth in the Information Certificate;

      (c) any Lien on any asset of any Borrower, as the case may be (including additions and accessions to and proceeds of any such asset), securing Debt permitted under Section 5.1(c) incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof;

      (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

      (e) Liens on assets of any Credit Party arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics, landlords and materialmen, and other similar Liens imposed by law or, with respect to warehousemen and/or landlords, by contract and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or the subject of a Permitted Contest and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

      (f) attachments, appeal bonds, judgments and other similar Liens on assets of the Credit Parties, for sums not exceeding $1,000,000 in the aggregate arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

      (g) banker's Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently

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

unpaid and unpaid fees and expenses that are charged to a Credit Party by such financial institutions in the ordinary course of business of the maintenance and operation of such accounts;

      (h) the Second Lien Debt Liens to the extent securing permitted Second Lien Debt;

      (i) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Credit Parties; and

      (j) Prior to the replacement of all outstanding letters of credit issued prior to the Closing Date by CIT Group/Business Credit, Inc., Liens on cash collateral maintained in an account at JPMorgan Chase Bank, for the benefit of CIT Group/Business Credit, Inc.

      Section 5.3 CONTINGENT OBLIGATIONS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for:

      (a)   Contingent Obligations arising under the Financing Documents;

      (b) Contingent Obligations resulting from endorsements for collection or deposit in the ordinary course of business;

      (c) Contingent Obligations outstanding on the date of this Agreement as set forth in the Information Certificate, to the extent set forth therein;

      (d) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $1,000,000 in the aggregate at any time outstanding;

      (e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

      (f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided that such obligations are unsecured and are (or were) entered into by a Credit Party in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

      (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.8;

      (h) Contingent Obligations representing guarantees by a Credit Party of another Credit Party's Debt or other obligations, so long as (i) such Debt or other obligations are permitted to exist pursuant to the terms of this Agreement and (ii) if such Debt or other obligations are subordinated to the

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

Obligations, such guaranty shall be subordinated to the Obligations on the same terms as such Debt or other obligations are subordinated to the Obligations;

      (i) Prior to the replacement of all outstanding letters of credit issued prior to the Closing Date by CIT Group/Business Credit, Inc., Contingent Obligations arising under such letters of credit;

      (j) Contingent Obligations arising under the Venturi Staffing Purchase Agreement, as in effect on the date hereof, including, without limitation the transition services and guarantees of leases contemplated therein in an amount not to exceed $5,500,000 in the aggregate at any time outstanding; and

      (k)   Contingent Obligations arising under the Second Lien Debt Documents.

      Section 5.4 RESTRICTED DISTRIBUTIONS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution or accept any Restricted Distribution; provided that the foregoing shall not restrict or prohibit Subsidiaries of any Borrower from making dividends or distributions to such Borrower (and the acceptance by such Borrower of such dividend and distribution) and shall not restrict or prohibit:

      (a) dividends or distributions by COMSYS IT to COMSYS Holdings and by VTP to PFI Holdings, which are immediately further distributed by COMSYS Holdings or PFI Corp., as applicable, to Holdings, and which are immediately used by Holdings to pay taxes payable by Holdings;

      (b) a dividend or distribution by VTP to PFI Holdings, which is immediately further distributed by PFI Holdings to Holdings on the Closing Date to repay existing Debt of Holdings to the extent permitted by and as specified in Section 4.7;

      (c) dividends or distributions by COMSYS IT to COMSYS Holdings and by VTP to PFI Holdings, which are immediately further distributed by COMSYS Holdings or PFI Corp., as applicable, to Holdings, and which are immediately used by Holdings to pay reasonable director fees payable by Holdings, so long as before and after giving effect to any such dividend or distribution no Event of Default shall have occurred and be continuing;

      (d) dividends or distributions by COMSYS IT to COMSYS Holdings and by VTP to PFI Holdings, which are immediately further distributed by COMSYS Holdings or PFI Corp., as applicable, to Holdings, and immediately used by Holdings to pay administrative expenses, including without limitation reimbursements of directors for actual out-of-pocket expenses incurred in connection with attending board of director meetings and attorney fees, so long as (i) before and after giving effect to any such dividends or distributions no Event of Default shall have occurred and be continuing and (ii) such payments do not exceed $200,000 in the aggregate in any Fiscal Year;

      (e) dividends or distributions by COMSYS IT to COMSYS Holdings and by VTP to PFI Holdings, which are immediately further distributed by COMSYS Holdings or PFI Corp., as

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

applicable, to Holdings, and which are immediately used by Holdings to pay, in the ordinary course of business, liabilities of Holdings in respect of (i) lease obligations, (ii) license obligations, (iii) insurance premiums, (iv) the Restructuring Reserve, (v) the transactions contemplated by the Venturi Staffing Purchase Agreement, (vi) other obligations of Holdings incurred prior to the Closing Date and (vii) other liabilities customarily incurred by public holding companies similarly situated, so long as (x) with respect to obligations arising under leases and licenses, such leases and licenses were entered into by Holdings prior to the Closing Date or constitute renewals or extensions thereof (provided that such renewals or extensions are on substantially the same terms and conditions as such leases and licenses in effect on the Closing Date) and
(y) all such payments (other than payments in respect of the Restructuring Reserve and the transactions contemplated by the Venturi Staffing Purchase Agreement) do not exceed $5,000,000 in the aggregate in any Fiscal Year; and

      (f) in the event any holder of a Term Note elects to waive such holder's Pro Rata Share of any mandatory prepayment in accordance with the terms and provisions set forth in Section 2.1(e) and such mandatory prepayment is subsequently waived by the Second Lien Lenders in accordance with the terms and provisions of Section 2.1(e) of the Second Lien Credit Agreement, dividends or distributions by COMSYS IT to COMSYS Holdings and by VTP to PFI Holdings, which are immediately further distributed by COMSYS Holdings or PFI Corp., as applicable, to Holdings, and which are immediately used by Holdings to redeem "Series A-1 Preferred Stock" (as defined in the Holdings Certificate of Designations) in an amount not exceeding such waived mandatory prepayment.

      Section 5.5 RESTRICTIVE AGREEMENTS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents, the Second Lien Debt Documents and documents governing Permitted Liens) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except (A) as provided by the Second Lien Credit Agreement, (B) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and joint venture agreements entered into in the ordinary course of business, provided that, in each case, any such restriction contained therein relates only to the asset or assets subject to such agreement and (C) as provided in other agreements governing Permitted Liens) on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to any Credit Party; (2) pay any Debt owed to any Credit Party; (3) make loans or advances to any Credit Party; or (4) transfer any of its property or assets to any Credit Party.

      Section 5.6 PAYMENTS AND MODIFICATIONS OF SECOND LIEN DEBT.

      The Credit Parties will not, and will not permit their Subsidiaries to, directly or indirectly:

      (a) declare, pay, make or set aside any amount for payment in respect of the Second Lien Debt, except for such payments required under and made pursuant to the terms of the Second Lien Debt Documents and the Second Lien Intercreditor Agreement; and

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

      (b) amend, alter, waive or modify the Second Lien Debt Documents, except to the extent permitted pursuant to the Second Lien Intercreditor Agreement.

      Section 5.7 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly:

      (a) consolidate or merge with or into any other Person (except, upon not less than five (5) Business Days' prior written notice to Agent, (i) any Subsidiary of any Borrower may merge with, or dissolve or liquidate into any Borrower, provided that such Borrower shall be the continuing or surviving entity, (ii) PFI Holdings and COMSYS Holdings may merge, and each may merge with any Borrower, provided that such Borrower shall be the continuing or surviving entity, (iii) PFI Holdings and COMSYS Holdings may merge with and into Holdings and (iv) any Borrower may merge with any other Borrower, provided that, in the case of clauses (i) through (iv) above, such Credit Party shall comply with the provisions set forth in Section 4.12); or

      (b) sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets, other than:

            (i) the granting of licenses of intellectual property (as licensor) in the ordinary course of business;

            (ii)  dispositions of cash and Cash Equivalents; and

            (iii) dispositions of Equipment for cash and fair value that the board of directors (or comparable body) of such Credit Party determines in good faith is no longer used or useful in the business of such Credit Party and its Subsidiaries if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year of the Credit Parties does not exceed $1,000,000 in the aggregate; (2) the Net Cash Proceeds of such Asset Disposition are applied as required by Section 2.1(c)(iv); (3) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VII recomputed for the most recently ended quarter for which information is available and are in compliance with all other terms and conditions of this Agreement; and (4) no Default or Event of Default then exists or would result from such Asset Disposition. The Agent will upon the written request of the Borrowers, release its Lien and security interest in any Collateral that is sold or transferred in a transaction permitted by this
Section 5.7 (other than with respect to a transaction from one Credit Party to another), provided that the Second Lien Collateral Agent concurrently releases its Lien and security interest in such Collateral. To facilitate any such release the Agent will, at the expense of the Borrowers, execute and deliver release documentation as reasonably requested by the Borrowers.

      Section 5.8 PURCHASE OF ASSETS, INVESTMENTS.

      Such Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly acquire any assets other than, solely with respect to the Borrowers and their respective

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

Subsidiaries, (i) in the ordinary course of business or (ii) as otherwise set forth in this Section 5.8. Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly make, acquire or own any Investment in any Person other than:

      (a) Investments set forth on the Information Certificate, to the extent set forth therein (other than (i) Investments in Subsidiaries permitted pursuant to clause (c) and (j) of this Section 5.8);

      (b)   Cash Equivalents;

      (c) Investments in Borrowers and Domestic Wholly-Owned Subsidiaries of the Borrowers, so long as (i) all of the outstanding capital stock or other equity interests of any such Subsidiary or such Borrower, as the case may be, has been pledged to Agent and (ii) with respect to investments in Subsidiaries that are not Borrowers, any such Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of the Lenders, a Lien on all or substantially all of the assets;

      (d) intercompany loans to Foreign Subsidiaries to the extent permitted pursuant to Section 5.1(d);

      (e)   bank deposits established in accordance with Section 5.15;

      (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

      (g)   Investments in the form of Holdings Loans;

      (h) other Investments not described above in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

      (i) Permitted Acquisitions, including the establishment and capitalization of wholly-owned Subsidiaries in connection therewith; and

      (j) Investments of Holdings (to the extent owned by Holdings on the Closing Date) in the capital stock or other equity securities of (i) Econometrix, Inc., a California corporation, (ii) AutoHire Development, Inc. and
(iii) VTP-CA, Inc., a North Carolina corporation, provided, in each case, all of the outstanding capital stock or other equity interests of any such Person owned by Holdings has been pledged to Agent.

Without limiting the generality of the foregoing, such Credit Party will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary (other than in connection with a Permitted Acquisition) or (ii) engage in any joint venture or partnership with any other Person.

      Section 5.9 TRANSACTIONS WITH AFFILIATES.

      Except (i) as otherwise disclosed in the Information Certificate, (ii) as permitted pursuant to the terms of this Agreement, (iii) for transactions between or among the Borrowers, and their

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

Domestic Wholly-Owned Subsidiaries in the ordinary course of business, (iv) transactions contemplated by the Venturi Staffing Purchase Agreement and (v) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to such Credit Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Credit Parties.

      Section 5.10 MODIFICATION OF ORGANIZATIONAL DOCUMENTS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly amend or otherwise modify any Organizational Documents of such Person in any material respect in a manner that would be adverse to the rights and remedies of Agent and Lenders or adversely impair the ability of such Credit Party to perform its obligations under the Financing Documents.

      Section 5.11 FISCAL YEAR.

      Such Credit Party will not, and will not permit any Subsidiary to, change its Fiscal Year.

      Section 5.12 CONDUCT OF BUSINESS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

      Section 5.13 INTENTIONALLY OMITTED.

      Section 5.14 LEASE PAYMENTS.

      Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease (other than, with respect to the Credit Parties, leases for real property) with a lease term of one (1) year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Holdings and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $1,000,000 for any calendar year under all such leases (excluding, with respect to the Credit Parties, Capital Leases and leases for real property).

      Section 5.15 BANK ACCOUNTS.

      Without limiting the provisions of Section 6.1(d), such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly, establish any new bank account without prior written notice to Agent and unless Agent, such Credit Party or such Subsidiary and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from any Credit Party, and agrees to subordinate and limit

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

any security interest the bank may have in the bank account on terms reasonably satisfactory to Agent.

                                   ARTICLE VI
                            ACCOUNTS REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

      To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender, and further agrees with Agent and each Lender, that:

      Section 6.1 ACCOUNTS AND ACCOUNT COLLECTIONS.

      (a) Such Credit Party shall notify Agent promptly of: (i) any material delay in the performance by such Credit Party or any of its Subsidiaries of any of their material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Credit Party relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to any Credit Party's knowledge, would result in any Account no longer constituting an Eligible Account. Each Credit Party hereby agrees not to grant to any Account Debtor, and to cause each of its Subsidiaries not to grant to any Account Debtor, any material credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Agent's consent, except in the ordinary course of business in accordance with past practices. So long as no Event of Default has occurred and is continuing, any such Credit Party may settle, adjust or compromise, and may permit each of its Subsidiaries to settle, adjust or compromise, any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Credit Party or grant any credits, discounts or allowances.

      (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

      (c) Agent shall have the right at any time or times, upon prior notice to the Funds Administrator so long as no Default or Event of Default has occurred and is continuing, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise; provided, that so long as no Default or Event of Default has occurred and

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

is continuing, Agent shall afford the Funds Administrator the opportunity to participate in any such discussions with Account Debtors. To facilitate the exercise of the right described in the immediately preceding sentence, each Credit Party hereby agrees to provide Agent upon request the name and address of each Account Debtor of any Credit Party or any of such Credit Party's Subsidiaries.

      (d) Each Credit Party (other than Foreign Subsidiaries) shall establish and maintain, at its sole expense, and shall cause each Subsidiary to establish and maintain, at its sole expense, blocked accounts or lockboxes and related blocked accounts (in either case, "BLOCKED ACCOUNTS"), as Agent may reasonably specify, with such banks as are reasonably acceptable to Agent into which such Credit Party and its Subsidiaries shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each Credit Party shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of such Credit Party or any of its Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Each Credit Party shall further execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such agreements and documents as Agent may reasonably require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements. Without limiting the provisions of Section 5.15, no Credit Party shall establish, and no Credit Party (other than a Foreign Subsidiary) shall cause or permit any of its Subsidiaries to establish, any Deposit Accounts not existing as of the Closing Date, unless such Credit Party or its Subsidiaries (as applicable) have complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. Each Credit Party agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. The foregoing and anything contained in any Financing Document to the contrary notwithstanding, the Credit Parties shall not be required to deliver any such Deposit Account Control Agreements in respect of
(i) any "Payroll Account" or "Payroll Tax Account" (in each case, as defined on the Bank Account Schedule to the Information Certificate) each maintained at Wachovia Bank; provided, that, the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such account other than funds deposited therein in the ordinary course of business for purposes of funding current payroll liabilities, (ii) the "Benefit Accounts" (as defined on the Bank Account Schedule to the Information Certificate) and the "Pre-Tax Parking Account" (as defined on the Bank Account Schedule to the Information Certificate) maintained at Wachovia Bank, National Association; provided, that, in each case, the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such accounts other than funds deposited therein at the direction of such Credit Party's employees to be held therein for the benefit of the employees of such Credit Party and the Credit Parties will at no time deposit any of their own assets into such accounts and (iii) any other Restricted Account; provided, that the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in such Restricted Accounts other than funds deposited therein in the ordinary course of business for funding current liabilities. At no time shall any Credit Party or any of its Subsidiaries deposit, or permit or direct any Account Debtor or any other Person (other than Agent) to deposit, funds directly into any account maintained by any Credit Party other than the "Depository Accounts," and/or the "Lockboxes" maintained at Bank of America, N.A. and Wachovia Bank, National Association (in each case, as defined in the Information Certificate), provided that VTP may continue to accept checks (to the extent such arrangements have been established prior to the Closing Date) from sub-tenants under real property leases so long as (i) the aggregate amount of all checks received by VTP does not exceed $500,000 in the aggregate per month and (ii) such checks are promptly deposited by VTP into the Depository Account maintained at Bank of America, N.A.

      (e) For purposes of calculating the amount of the Loans available to the Borrowers, payments made to a Blocked Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received shall be deemed applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

      (f) The Credit Parties and their respective directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with the Credit Parties' own funds. Each Credit Party agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or Person.

      (g) as soon as reasonably practicable and in any event no later than thirty (30) days following the Closing Date, the Borrowers shall cause the Depository Account maintained at Wachovia Bank to be closed and the Borrowers shall (a) open a new account at Wachovia Bank in the name of the Borrowers to replace such account, (b) provide notice to Agent of such new account and direct all borrowing of Revolving Loans to be deposited into such account and (c) deliver, or cause to be delivered, to Agent an amended and restated Deposit Account Control Agreement duly authorized, executed and delivered by Wachovia and the Borrowers in a form substantially similar to the Deposit Account Control Agreement entered by and among the Borrowers, and Agent on the Closing Date.

                                   ARTICLE VII
                               FINANCIAL COVENANTS

      Credit Party that is a party hereto agrees that, so long as any Credit Exposure exists:

      Section 7.1 MINIMUM EBITDA.

      The Credit Parties will not permit EBITDA for the four (4) fiscal quarter period (or such shorter period commencing on October 1, 2004) ending on the last day of any fiscal quarter ending closest to the date set forth below to be less than the amount set forth below for such date:

Date                                               Amount
----                                               ------
December 31, 2004                                  $ 9,300,000
March 31, 2005                                     $17,900,000
June 30, 2005                                      $27,500,000
September 30, 2005                                 $38,300,000
December 31, 2005                                  $38,300,000
March 31, 2006                                     $39,550,000
June 30, 2006                                      $40,800,000
September 30, 2006                                 $42,000,000
December 31, 2006                                  $43,300,000
March 31, 2007                                     $44,350,000
June 30, 2007                                      $45,400,000
September 30, 2007                                 $46,500,000
December 31, 2007 and the last day
of each calendar quarter thereafter                $47,500,000

      Section 7.2 FIXED CHARGE COVERAGE RATIO.

      The Credit Parties will not permit the Fixed Charge Coverage Ratio for the four (4) fiscal quarter period (or such shorter period commencing on October 1, 2004) ending on the last day of any fiscal quarter to be less than 1.25 to 1.00.

      Section 7.3 TOTAL DEBT TO ADJUSTED EBITDA RATIO.

      The Credit Parties will not permit the ratio of (i) Total Debt as of the last day of the fiscal quarter ending closest to the date set forth below to
(ii) Adjusted EBITDA for the four (4) fiscal quarter period ending on such last day to exceed the ratio set forth below opposite such date:

Date                                               Maximum Ratio
----                                               -------------
December 31, 2004                                  4.40 to 1.00
March 31, 2005                                     4.40 to 1.00
June 30, 2005                                      4.40 to 1.00
September 30, 2005                                 4.10 to 1.00

December 31, 2005                                  4.00 to 1.00
March 31, 2006                                     3.75 to 1.00
June 30, 2006                                      3.50 to 1.00
September 30, 2006                                 3.25 to 1.00
December 31, 2006                                  3.00 to 1.00
March 31, 2007                                     2.85 to 1.00
June 30, 2007                                      2.65 to 1.00
September 30, 2007                                 2.45 to 1.00
December 31, 2007                                  2.25 to 1.00
March 31, 2008                                     2.20 to 1.00
June 30, 2008                                      2.15 to 1.00
September 30, 2008                                 2.10 to 1.00
December 31, 2008 and the last day of each
calendar quarter thereafter                        2.00 to 1.00

      Section 7.4 MINIMUM REVOLVING LOAN BORROWING AVAILABILITY.

      The Credit Parties will not at any time permit Net Borrowing Availability to be less than $5,000,000. For purposes of this Section 7.4, Net Borrowing Availability as of any date of calculation shall be calculated by reference to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms of this Agreement, with such adjustments as are appropriate to accurately reflect outstanding Loan amounts and other credit exposure as of such date of calculation. In the event the Borrowers shall at any time fail to deliver to Agent a Borrowing Base Certificate within the time period required under this Agreement, Agent shall calculate Net Borrowing Availability by reference to the most recently delivered Borrowing Base Certificate, with such adjustments to the values of Eligible Billed Accounts and Eligible Unbilled Accounts as Agent deems appropriate in the exercise of its reasonable credit judgment.

                                  ARTICLE VIII
                                   CONDITIONS

      Section 8.1 CONDITIONS TO CLOSING.

      The obligation of each Lender to make the initial Loans and of Agent to issue any Support Agreements on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance reasonably satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

      (a) evidence of the consummation of the transactions contemplated by the Operative Documents, including without limitation (i) the receipt by Agent of a copy of the file-stamped Certificate of Merger effectuating the Merger under applicable law and in accordance with the terms of the Merger Documents, certified as true, correct and complete and recorded by the Secretary of State of the State of Delaware and (ii) the issuance of the "Series A-1 Preferred Stock" (as such term is defined in the Holdings Certificate of Designations),
(iii) the funding of the investments contemplated by the Second Lien Debt Documents (consisting of, among other things, the funding of $70,000,000.00 of Second Lien Debt pursuant to the Second Lien Debt Documents) and (iv) receipt by Agent of evidence of the consummation of the Venturi Staffing Sale pursuant to the terms of the Venturi Staffing Purchase Agreement;

      (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

      (c) the satisfaction of Agent and Lenders as to the absence, since December 31, 2003, of any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Credit Parties taken as a whole, or any event or condition which could reasonably be expected to result in such a material adverse change;

      (d) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date, which certificate shall evidence immediately available excess borrowing capacity of Revolving Loans of not less than $17,500,000 after giving effect to the initial funding of Loans on the Closing Date and the consummation of the transactions contemplated by the Operative Documents;

      (e) after giving effect to the initial funding of the Loans and the consummation of the transactions contemplated by the Operative Documents, the ratio of (x) Total Debt as of the Closing Date to (y) EBITDA for the twelve (12) month period ending June 30, 2004 does not exceed 3.90 to 1.00;

      (f) receipt by Agent of evidence of completion to the satisfaction of the Agent of such investigations, reviews and audits with respect to the Credit Parties as the Agent or any Lender may deem appropriate, including, without limitation, the field exams conducted by KPMG;

      (g) receipt by Agent of payoff letters and releases evidencing (i) the repayment in full and cancellation of that certain demand intercompany note issued by COMSYS IT to COMSYS Holdings on August 18, 2004 in the original aggregate principal amount of $62,500,000 and that certain demand intercompany note issued by COMSYS IT to COMSYS Holdings on August 18, 2004 in the original aggregate principal amount of $197,000, (ii) the repayment in full of the Debt of COMSYS IT owing to Wachovia Investors, Inc. incurred pursuant to the terms of that certain Amended and Restated Senior Subordinated Credit Agreement dated as of August 18, 2004 and the termination of all documents executed in connection therewith, (iii) the repayment in full of the loan made by Bank of America, N.A. to Michael Willis on September 25, 2001 and, in connection therewith, the termination of that certain Limited Guaranty dated as of September 25, 2001 by COMSYS IT in favor of Bank of America, N.A. and that certain Reimbursement Agreement dated as of September 25, 2001 by and among COMSYS IT, COMSYS Holdings, GTCR Fund VI, L.P. and Wachovia Corporation, (iv) the repayment in full of all Debt owing by COMSYS Services pursuant to that certain Credit Agreement dated as of August 18, 2004 by and among COMSYS Services, COMSYS Holdings, COMSYS IT, Merrill Lynch, as agent, and the lenders thereunder and (v) the repayment in full of all Debt owing by the Venturi Credit Parties pursuant to that certain Second Amended and Restated Credit Agreement dated as of April 14, 2003 by and among the Venturi Credit Parties and The CIT Group/Business Credit, Inc., as successor in interest to Bank of America, N.A.; and

      (h) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

      Section 8.2 CONDITIONS TO EACH LOAN AND SUPPORT AGREEMENT.

      Except as set forth in the final paragraph of Section 2.1(c), the obligation of the Lenders to make a Loan or of Agent to issue any Support Agreement (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

      (a) in the case of a Revolving Loan Borrowing, receipt by Agent of a Notice of Borrowing in accordance with Section 2.2(b) and, in the case of any Support Agreement, receipt by Agent of a Notice of LC Credit Event in accordance with Section 2.5(a);

      (b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

      (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

      (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true and correct in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty (i) relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date and (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects on and as of the date of such borrowing or issuance.

Except as set forth in the final paragraph of Section 2.1(c), each borrowing, each giving of a Notice of LC Credit Event hereunder and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by each Credit Party on the date of such borrowing or notice as to the facts specified in Sections 8.2(b), 8.2(c) and 8.2(d).

                                   ARTICLE IX
                                EVENTS OF DEFAULT

      Section 9.1 EVENTS OF DEFAULT.

      For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "Event of Default":

      (a) The Borrowers shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document;

      (b) Any Borrower or other Credit Party shall fail to observe or perform any covenant contained in the Fee Letter, Section 4.1, Section 4.4, Section 4.7,
Section 4.9, Section 4.10, Article V, Article VI or Article VII;

      (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within fifteen (15) days after the earlier of (1) receipt by the Funds Administrator of notice from Agent or Required Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default;

      (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

      (e) (1) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $1,500,000 to become or be declared due prior to its stated maturity; or (2) the occurrence of any "Event of Default" (as defined in the Second Lien Credit Agreement) under the Second Lien Debt Documents;

      (f) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

      (h) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000;

      (i) one or more judgments or orders for the payment of money aggregating in excess of $2,000,000 shall be rendered against any or all Credit Parties and such judgments or orders shall continue unsatisfied and unstayed for a period of ten (10) days;

      (j) (1) any person or group of persons (within the meaning of the Securities and Exchange Act of 1934) (other than Wachovia Investors, Inc. and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Act on 1934) of fifty percent (50%) or more of the issued and outstanding shares of capital stock of Holdings having the right to vote for the election of the directors of Holdings under ordinary circumstances, (2) Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of COMSYS Holdings and PFI Holdings, (3) COMSYS Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of COMSYS IT, (4) COMSYS IT shall cease to directly own and control one hundred percent (100%) of the equity interests of COMSYS Services and COMSYS Limited, (5) PFI Holdings shall cease to directly own and control one hundred percent (100%) of the equity interests of VTP, (6) each Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Borrower (except, with respect to clauses (2), (3), (4), (5) and (6), to the extent permitted in Section 5.7(a)), (7) any "Change in Ownership," "Fundamental Change," or terms of similar import occurs under the Holdings Certificate of Designations, or (8) a period of ninety (90) consecutive days shall have elapsed during which Michael Willis shall cease to be the chairman of the board, chief executive officer or president of each Credit Party for any reason unless prior to the expiration of such time, a replacement reasonably satisfactory to Agent shall have been appointed and employed;

      (k) the accountant's report or reports on the audited statements delivered pursuant to Section 4.1(b) shall include any material qualification (including with respect to the scope of audit) or exception;

      (l) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing; provided that an Event of Default shall occur if at any time the Liens in favor of Agent, for the benefit of Agent and Lenders, do not have the priority contemplated in the Second Lien Intercreditor Agreement;

      (m) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days;

      (n) (i) any of the Financing Documents or the Second Lien Debt Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto (other than, with respect to the Second Lien Debt Documents, to the extent same are paid in full in accordance with the terms of the Financing Documents), or any such party shall so assert in writing or (ii) any of the other Operative Documents shall fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing, and the result of any such failures or asserted failures, as the case may be, of such Operative Document to be a valid and binding agreement could reasonably be expected to result in a Material Adverse Effect;

      (o) (i) any Security Document or other Financing Document to which Holdings, PFI Holdings or COMSYS Holdings is a party shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or (ii) Holdings or any other Credit Party or any Affiliate thereof shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or (iii) Holdings shall engage in any business activity other than (A) as contemplated by this Agreement, (B) activities customarily engaged in by public holding companies similarly situated, (C) activities of the type set forth in Section 5.4(e) and (D) the performance of its obligations under this Agreement, the Financing Documents to which it is a party, the Operative Documents and any other instruments, documents or agreements entered into by Holdings, under the Operative Documents and any other agreement to which Holdings is a party, to the extent not otherwise prohibited by this Agreement, or (iv) COMSYS Holdings or PFI Holdings shall engage in any business activity other than (A) as contemplated by this Agreement, (B) activities incidental to maintenance of their corporate existence and (C) the performance of their obligations under this Agreement, the Financing Documents to which it is a party and the Operative Documents, or

      (p) COMSYS Limited shall (i) incur, grant or suffer to exist any Liens on any material portion of its assets, any Debt or any Contingent Obligations (except as expressly permitted herein), (ii) issue, sell or dispose of any equity securities other than to COMSYS IT or (iii) consummate any merger or consolidation with any other Person.

      Section 9.2 ACCELERATION AND SUSPENSION OR TERMINATION OF REVOLVING LOAN
                  COMMITMENT.

      Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (i) by notice to the Funds Administrator suspend or terminate the Revolving Loan Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to the Funds Administrator declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers and the Borrowers will pay the same; provided that in the case of any of the Events of Default specified in Section 9.1(f) or 9.1(g) above, without any notice to the Funds Administrator or the Borrowers or any other act by Agent or the Lenders, the Revolving Loan Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers and the Borrowers will pay the same.

      Section 9.3 CASH COLLATERAL.

      If (i) any Event of Default specified in Section 9.1(f) or 9.1(g) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to
Section 9.2 or (iii) the Revolving Loan Commitment shall have been terminated pursuant to Section 9.2, then without any request or the taking of any other action by Agent or the Lenders, the Borrowers shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

      Section 9.4 DEFAULT RATE OF INTEREST AND SUSPENSION OF LIBOR RATE OPTIONS.

      At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement, but in no event in excess of the Maximum Lawful Rate. Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Prime Rate Loans and (y) the LIBOR election will not be available to the Borrowers.

      Section 9.5 SETOFF RIGHTS.

      During the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, with reasonably prompt subsequent notice to the Funds Administrator (any prior or contemporaneous notice being hereby expressly waived by the Credit Parties) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Credit Party or any of its Subsidiaries (regardless of whether such balances are then due to such Credit Party or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Credit Party or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

      Section 9.6 APPLICATION OF PROCEEDS.

      Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of the Borrowers or any guarantor of all or any part of the Obligations, and, as between the Borrowers on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent (in its capacity as the Agent) with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; fifth, to any other indebtedness or obligations of the Borrowers owing to Agent or any Lender under the Financing Documents and sixth, to the obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts. Any balance remaining shall be delivered, to the extent applicable, in accordance with the Second Lien Debt Documents, to the Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                    ARTICLE X
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

      Section 10.1 EXPENSES.

      Each Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including without limitation the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, including title investigations, (iii) without limitation of the preceding clause (i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, the Borrowers shall be obligated to pay such fees, costs and expenses for only one counsel acting for all Lenders (other than Agent).

      Section 10.2 INDEMNITY.

      Each Credit Party that is a party hereto hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and

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disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including
(i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by any Credit Party, any Subsidiary of any Credit Party or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any Hazardous Materials generated or present on any such property or
(C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party or any Subsidiary of any Credit Party, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Letters of Credit, except that no Credit Party shall have any obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

      Section 10.3 TAXES.

      Each Credit Party agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

      Section 10.4 RIGHT TO PERFORM.

      If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Borrowers' expense and the Borrowers agree to reimburse Agent therefor on demand. All amounts owing hereunder or under any other Financing Document may be satisfied in full, subject to the provisions of Section 2.2(a)(ii), through the making of Agent Advances.

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                                   ARTICLE XI
                                      AGENT

      Section 11.1 APPOINTMENT AND AUTHORIZATION.

      Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Security Documents and the Second Lien Intercreditor Agreement on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in Section 12.5 or by the terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article XI are solely for the benefit of Agent and Lenders (except for the consent rights granted for the benefit of the Borrowers under Section 11.12 to the extent provided for therein) and neither the Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees. Without limiting the generality of the foregoing, each Lender (x) acknowledges that it has received a copy of the Second Lien Intercreditor Agreement, (y) consents to Agent's execution of the Second Lien Intercreditor Agreement on behalf of such Lender and (z) agrees to be bound by the terms and provisions of the Second Lien Intercreditor Agreement, including, without limitation, its agreement to sell its Loans upon exercise of the purchase options contained therein.

      Section 11.2 AGENT AND AFFILIATES.

      Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

      Section 11.3 ACTION BY AGENT.

      The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

      Section 11.4 CONSULTATION WITH EXPERTS.

      Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

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      Section 11.5 LIABILITY OF AGENT.

      Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document; (iii) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent;
(iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

      Section 11.6 INDEMNIFICATION.

      Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by the Credit Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this
Section 11.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

      Section 11.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS.

      Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such

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instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

      Section 11.8 CREDIT DECISION.

      Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

      Section 11.9 COLLATERAL MATTERS.

      Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.9.

      Section 11.10 AGENCY FOR PERFECTION.

      Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

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      Section 11.11 NOTICE OF DEFAULT.

      Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

      Section 11.12 SUCCESSOR AGENT.

      Agent may resign at any time by giving written notice thereof to the Lenders and the Funds Administrator (or immediately without notice to any Person upon exercise of the purchase options contained in the Second Lien Intercreditor Agreement). Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent; provided that, so long as no Default or Event of Default exists, the Required Lenders shall obtain the consent of the Funds Administrator (which consent shall not be unreasonably withheld or delayed) prior to appointing any such successor agent. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof; provided that, so long as no Default or Event of Default exists, the Required Lenders shall obtain the consent of the Funds Administrator (which consent shall not be unreasonably withheld or delayed) prior to appointing any such successor agent. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      Section 11.13 DISBURSEMENTS OF REVOLVING LOANS; PAYMENT.

      (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

            (i) Agent shall have the right, on behalf of Lenders, to disburse funds to the Borrowers (or to the Funds Administrator for the account of the Borrowers) for all Revolving Loans requested by the Funds Administrator pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Revolving Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Loans requested by the Funds Administrator. Each Lender shall reimburse Agent

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on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to the Borrowers or the Funds Administrator. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to the Funds Administrator or any Borrower, as the case may be, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Revolving Loan requested by the Funds Administrator no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly the notify the Funds Administrator, and the Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11.13 shall be without premium or penalty. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            (ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance (including any Agent Advances) as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Revolving Loan balance to such Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Revolving Loans sufficient to equate such Lender's actual Pro Rata Share of the Revolving Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Revolving Loans as of such date and
(ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Revolving Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

            (iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be

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modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from the Borrowers.

            (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Borrower or other Credit Party.

      (b) Term Loan Principal Payments. Payments of principal of the Term Loan will be settled on the date of receipt if received by Agent on the first Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a month.

      (c)   Return of Payments.

            (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

            (ii) If Agent determines at any time that any amount received by Agent under or in connection with this Agreement must be returned to any Borrower or other Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to such Credit Party or such other Person, without setoff, counterclaim or deduction of any kind.

      (d) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document. At the Borrowers' request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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      Section 11.14 ADDITIONAL TITLED AGENTS.

      Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger, syndication agent, documentation agent or to any other titled agent named on the cover page of this Agreement, other than Agent (collectively, the "ADDITIONAL TITLED AGENTS"), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have or be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than in connection with any assignment which, pursuant to Section 12.6, does not require the consent of the Agent or any Borrower prior to the occurrence and continuance of an Event of Default) all of its interests in the Loans and in the Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent. No successor or replacement Additional Titled Agent shall be designated or elected to serve upon the resignation or deemed resignation by any Person of its role as an Additional Titled Agent.

                                   ARTICLE XII
                                  MISCELLANEOUS

      Section 12.1 SURVIVAL.

      All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Article VI and Article X shall survive the payment of the Obligations and any termination of this Agreement.

      Section 12.2 NO WAIVERS.

      No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 12.3 NOTICES.

      All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to the Funds Administrator, and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and the Funds Administrator; provided, that notices, requests or other

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communications shall be permitted by e-mail only where expressly provided in the
Financing Documents. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

      Section 12.4 SEVERABILITY.

      In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 12.5 AMENDMENTS AND WAIVERS.

      Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Funds Administrator, each Borrower, each other Credit Party that is a party hereto and the Required Lenders (and, if (x) any amendment would increase either such Lender's Revolving Loan Commitment Amount or increase such Lender's funding obligations in respect of any Term Loan, by such Lender and (y) the rights or duties of Agent or LC Issuer are affected thereby, by Agent or the LC Issuer, as the case may be); provided that no such amendment or waiver shall:

      (a) unless signed by all the Lenders: (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation;
(ii) postpone the date fixed for any payment (other than a payment pursuant to Section 2.1(c)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) amend or waive this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (v) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document; and

      (b) unless signed by all the Lenders (other than Lenders who are also Second Lien Lenders or Affiliates or Related Funds of Second Lien Lenders): (i) increase the Revolving Commitment Amount; (ii) increase any of the advance rates set forth in the Borrowing Base Certificate or (iii) increase any of the dollar limitations set forth in Section 5.7.

      Section 12.6 ASSIGNMENTS; PARTICIPATIONS.

      (a)   Assignments.

            (i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender's Loans and interest in the Revolving Loan Commitment, together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a "Trade Date" is specified in such Assignment Agreement, as of such Trade

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Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Loans. The Funds Administrator, the Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500.

            (ii) From and after the date on which the conditions described in clause (i) above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from such rights (other than its indemnification rights) and obligations (other than those obligations set forth in Section 11.6 or Section 12.8, respectively), and, in the case of an assignment of all interests, shall cease to be a "Lender" hereunder. Each Assignee (x) acknowledges that it has received a copy of the Second Lien Intercreditor Agreement, (y) consents to Agent's execution and delivery of the Second Lien Intercreditor Agreement on behalf of such Assignee and (z) agrees to be bound by the terms and provisions of the Second Lien Intercreditor Agreement, including, without limitation, its agreement to sell its Loans upon exercise of the purchase options contained therein. Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee's percentage interest in the Revolving Loan Commitment plus the principal amount of the Eligible Assignee's Term Loan (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Funds Administrator any prior Note held by it.

            (iii) Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and the Borrowers, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time upon reasonable prior notice to Agent.

            (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (b)   Participations.

      Any Lender may at any time, without the consent of, or notice to, any Borrower or any other Credit Party, or to Agent or any other Lender, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) the Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Participant (x) acknowledges that it has received a copy of the Second Lien Intercreditor Agreement, (y) consents to Agent's execution and delivery of the Second Lien Intercreditor Agreement on behalf of such Participant and (z) agrees that its participating interest is subject to the terms and provisions of the Second Lien Intercreditor Agreement. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in
Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders (provided that no Participant that is a Second Lien Lender or an Affiliate or a Related Fund of a Second Lien Lender shall be permitted to vote with respect to any event described in Section 12.5(b)). Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in
Section 9.5.

      Section 12.7 HEADINGS.

      Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

      Section 12.8 CONFIDENTIALITY.

      In handling any confidential information of any Credit Party, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) subject to a confidentiality obligation similar to the one set forth in this Section 12.8, to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provisions of this Section 12.8, (iii) as required by law, subpoena, judicial order or similar order and in connection with any litigation and (iv) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

      Section 12.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.

      THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH CREDIT PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

      Section 12.10 WAIVER OF JURY TRIAL.

      EACH CREDIT PARTY, AGENT AND LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      Section 12.11 PUBLICATION; ADVERTISEMENT.

      (a) Publication. Except as required by law, subpoena or judicial order, no Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case without Merrill Lynch's prior written consent.

      (b) Advertisement. Each Credit Party hereby authorizes Merrill Lynch to publish the name of such Credit Party and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which Merrill Lynch elects to publish. In addition, each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide the Funds Administrator with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication or disclosure.

      Section 12.12 COUNTERPARTS; INTEGRATION.

      This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                                  ARTICLE XIII
                           LIABILITY OF THE BORROWERS

      Section 13.1 JOINT AND SEVERAL LIABILITY.

      Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent and the Lenders. Each Borrower agrees that its obligations under this Article XIII shall not be discharged until indefeasible payment and performance, in full in cash, of the Obligations has occurred, and that its obligations under this Agreement shall be absolute and unconditional, irrespective of, and unaffected by,

      (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Financing Document or any other agreement, document or instrument to which any Borrower or any other Credit Party is or may become a party;

      (b) the existence, value or condition of, or failure by the Agent or any Lender to perfect its Lien against, any security for the Obligations, or any action, or the absence of any action, by the Agent or any of the Lenders in respect thereof (including the release of any such Lien); or

      (c)   the insolvency of any Credit Party.

      Section 13.2 WAIVERS BY THE BORROWERS.

      Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agent or the Lenders to marshal assets or to proceed in respect of the Obligations hereunder against any other

Credit Party, any other Person or against any security for the payment, performance and observance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Financing Documents and that, but for the provisions of this Article XIII and such waivers, the Agent and the Lenders would decline to enter into this Agreement.

      Section 13.3 BENEFIT.

      Each Borrower agrees that the provisions of this Article XIII are for the benefit of the Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Agent or the Lenders, the obligations of such other Borrower under the Financing Documents.

      Section 13.4 WAIVER OF SUBROGATION, ETC.

      Notwithstanding anything to the contrary in this Agreement or in any other Financing Document, and except as set forth in Section 13.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Article XIII, and that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.

      Section 13.5 ELECTION OF REMEDIES.

      If the Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Financing Documents giving the Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower, any other Credit Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Agent or such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article XIII. If, in the exercise of any of its rights and remedies, the Agent or such Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower, any other Credit Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower and each other Credit Party hereby consents to such action by the Agent or such Lender, as the case may be, and waives any claim such Borrower or such other Credit Party may have based upon such action, even if such action by the Agent or such Lender shall result in a full or partial loss of any rights of subrogation or any other similar rights that such Borrower might otherwise have had but for such action by the Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against any Borrower or other Credit Party shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event the Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Financing Documents, the Agent or such Lender may bid all or less than the amount of the

Obligations and the amount of such bid need not be paid by the Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent, any Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations under this Article XIII, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      Section 13.6 LIMITATION.

      Notwithstanding any provision in this Article XIII to the contrary, each Borrower's liability hereunder and under the other Financing Documents or in respect of the Obligations shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by the Agent and the Lenders from such Borrower without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 13.7.

      Section 13.7 CONTRIBUTION WITH RESPECT TO OBLIGATIONS.

      (a) To the extent that any Borrower shall make a payment in respect of all or any of the Obligations (a "PAYMENT") that, taking into account all other Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment.

      (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

      (c) This Section 13.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 13.1. Nothing contained in this Section
13.7 shall limit the liability of any Borrower to pay the Loans made to or for the account of any Borrower and accrued interest, fees and expenses with respect thereto.

      (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.

      (e) The rights of the contributing and indemnifying Borrowers against other Credit Parties under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

      Section 13.8 LIABILITY CUMULATIVE.

      The liability of Borrowers under this Article XIII is in addition to and shall be cumulative with all liabilities of each Borrower to the Agent and the Lenders under this Agreement and the other Financing Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  [remainder of page intentionally left blank;
                             signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            BORROWERS AND FUNDS ADMINISTRATOR:

                            COMSYS SERVICES LLC, a Delaware limited
                            liability company, as the Funds Administrator and as a Borrower

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, as a Borrower

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            VENTURI TECHNOLOGY PARTNERS, LLC,
                            a North Carolina limited liability company, as a Borrower

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            Address:

                            4400 Post Oak Parkway, Suite 1800
                            Houston, Texas 77027
                            Attn.: David Kerr and Molly Reed
                            Fax: (713) 386-1427; (713) 386-1504

                            with a copy to:

                            Akin Gump Strauss Hauer & Feld LLP
                            300 West 6th Street, Suite 2100
                            Austin, Texas 78701
                            Attention:  Alan L. Laves, P.C.
                            Facsimile:  (512) 703-1111

                            OTHER CREDIT PARTIES:

                            COMSYS IT PARTNERS, INC., a Delaware corporation

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            COMSYS HOLDING, INC., a Delaware corporation

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            PFI CORP., a Delaware corporation

                            By: /s/ David L. Kerr
                            Name: David L. Kerr
                            Title: Senior Vice President - Corporate Development

                            Address:

                            4400 Post Oak Parkway, Suite 1800
                            Houston, Texas 77027
                            Attn.: David Kerr and Molly Reed
                            Fax: (713) 386-1427; (713) 386-1504

                            with a copy to:

                            Akin Gump Strauss Hauer & Feld LLP
                            300 West 6th Street, Suite 2100
                            Austin, Texas 78701
                            Attention: Alan L. Laves, P.C.
                            Facsimile: (512) 703-1111

                            AGENT AND LENDER:

                            MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Agent and a Lender

                            By: /s/ Scott E. Gast
                            Name: Scott E. Gast
                            Title: Vice President

                            Address:

                            222 North LaSalle Street, 16th Floor
                            Chicago, Illinois 60601
                            Attn:  Legal Department
                            Facsimile: 312-499-3126

                            Payment Account Designation:

                            Bank: LaSalle Bank National Association
                            ABA #071000505
                            Account #5800393182
                            Account Name MLBFS Corporate Finance
                            Other Ref: COMSYS

                            SYNDICATION AGENT AND LENDER:

                            GMAC COMMERCIAL FINANCE LLC, as Syndication Agent and as a Lender

                            By: /s/ Thomas Brent
                            Name: Thomas Brent
                            Title: Vice President

                            Address:

                            500 West Madison Street, Suite 3130
                            Chicago, Illinois 60611
                            Attn: Thomas Brent
                            Facsimile: (312) 775-6006

                            DOCUMENTATION AGENT AND LENDER:

                            ING CAPITAL LLC, as Documentation Agent and as a Lender

                            By: /s/ Daryn K. Veney
                            Name: Daryn K. Veney
                            Title: Vice President

                            Address:

                            200 Galleria Parkway
                            Suite 950
                            Atlanta, Georgia  30339
                            Facsimile: (770) 951-1005

                                     ANNEX A

                                COMMITMENT ANNEX

                                  Revolving Loan    Revolving Loan     Term Loan      Term Loan
                                    Commitment        Commitment       Commitment     Commitment
Lender                                Amount          Percentage         Amount       Percentage
------------------------------------------------------------------------------------------------
Merrill Lynch Capital
GMAC Commercial Finance LLC
ING Capital LLC
----------------------------------------------------------------------------------------------
TOTALS                            $  100,000,000           100%       $15,000,000          100%
----------------------------------------------------------------------------------------------

                                     ANNEX B

                                CLOSING CHECKLIST

                                     ANNEX C

                           EXISTING LETTERS OF CREDIT

L/C #     Amount               Beneficiary                 Applicant
200894   $200,000   Hartford Fire Insurance Company     COMSYS Services
200895   $225,000   Zurich American Insurance Company   COMSYS Services
200896   $275,000   Zurich American Insurance Company   COMSYS Services
200897   $465,000   One Penn Plaza, LLC                 COMSYS Services

                                     ANNEX D

                                  EXISTING DEBT

a. Debt evidenced by that certain Credit Agreement dated as of August 18, 2004 by and among COMSYS Services, as the borrower, COMSYS Holdings, as a credit party, COMSYS IT, as a credit party, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as administrative agent for the financial institutions from time to time party thereto, GMAC Commercial Finance LLC, as a lender, and such other "Lenders" (as defined therein) and all documents, agreement and instruments executed in connection therewith.

b. Debt evidenced by that certain Amended and Restated Senior Subordinated Credit Agreement dated as of August 18, 2004, by and among COMSYS Services, COMSYS IT, COMSYS Holdings, Wachovia Investors, Inc. (successor to First Union Investors, Inc.), including notes issued pursuant to such agreement.

c. All obligations of COMSYS IT pursuant to that certain Limited Guaranty dated as of September 25, 2001 by and between COMSYS IT, as guarantor, and Bank of America, N.A., pursuant to which COMSYS IT has guaranteed the payment of certain financing arrangements made by Bank of America, N.A. to Michael Willis on September 25, 2001.

d. All obligations of COMSYS IT pursuant to that certain Reimbursement Agreement dated as of September 25, 2001 by and among GTCR Fund VI, L.P., Wachovia Corporation, COMSYS IT and COMSYS Holdings.

e. Debt evidenced by that certain Second Amended and Restated Credit Agreement dated April 14, 2003 among Holdings, the subsidiaries of Holdings named therein, The CIT Group/Business Credit, Inc., as the Agent, and the Lenders named therein (This agreement was assigned to The CIT Group/Business Credit, Inc. from Bank of America, N.A.).